COMMERCIAL LEASE AGREEMENT
17/100 Railway Road, Subiaco

BETWEEN

UNIBELLE PTY LTD
(ACN 079 813 531)
As Security Trustee For
ITA MANAGEMENT SERVICES PTY LTD
(ACN 142 806 280)
As Trustee For
THE SUNSET FUND
(“Lessor”)

AND

PENINSULA ENERGY LTD
(ACN 062 409 303)
(“Lessee”)

Reference: L23748 (rl)

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION

	1.1	Definitions

	1.2	Terms

	1.3	Joint and several liability

	1.4	Statutes

	1.5	Covenants implied by statute

	1.6	Contra proferentem

2.	GRANT AND TERM OF THIS LEASE

	2.1	Rights and entitlements granted to Lessee

	2.2	The term of this Lease

	2.3	Holding over after expiry of this Lease

3.	OPTIONS FOR RENEWAL

	3.1	Option to renew

	3.2	Binding Lessor’s successors and assigns

	3.3	Parties who may renew

	3.4	Conditions for exercise of option

	3.5	Guarantee of Lease for option period

	3.6	Bank Guarantee of Lease for option period

	3.7	Conditions of renewal

	3.8	Payment of rent and outgoings while rent determined

4.	RENT PAYMENTS

	4.1	Rent payments

	4.2	Outgoings contributions

	4.3	Accrual and prepayment basis

	4.4	Apportionment of Outgoings

5.	RENT REVIEW: GENERALLY

	5.1	Review dates

	5.2	Late rent reviews

	5.3	Rent payments pending determination

i

	5.4	Rent not to decrease

6.	RENT REVIEW METHODS

	6.1	Annual rent determination

	6.2	Lessor’s assessment of market rent

	6.3	Lessee’s entitlement to have market rent reviewed

	6.4	Acceptance of Lessor’s assessment

	6.5	Determination of Current Market Rent

	6.6	Meaning of Current Market Rent

	6.7	Appointment of nominee

	6.8	Conduct of market rent review

	6.9	Appointment of another nominee

	6.10	Costs of rent determination of Market Review

	6.11	CPI rent reviews:

	6.12	Lessor’s Notice binding in absence of manifest error

	6.13	Fixed Percentage Increase

7.	SERVICES

	7.1	Lessee’s liability for services

	7.2	Installation of meters

8.	COSTS, INTEREST AND SET-OFF

	8.1	Costs of preparation of lease

	8.2	Renewal or extension of Lease

	8.3	Consents, transactions and default

	8.4	Costs on full indemnity basis

	8.5	Lessor’s internal costs

	8.6	Lessee’s obligation to pay costs

	8.7	Interest on overdue payments

	8.8	Recovery of interest

	8.9	Preclusion of set-off

9.	MEASUREMENT OF LETTABLE AREA

	9.1	Use of Property Council of Australia method

	9.2	Alteration in method

	9.3	Prima facie evidence

10.	GUARANTEE AND SECURITY

	10.1	Entering into the Guarantee

	10.2	Scope of Guarantee

	10.3	Liability of several Guarantors

	10.4	Guarantee not discharged

	10.5	Security deposit or bank guarantee

11.	INDEMNITY AND ASSUMPTION OF RISK

	11.1	Lessee’s indemnities to Lessor

	11.2	Conditions and limitations

	11.3	Enforcement of indemnities

	11.4	Assumption of risk by Lessee

12.	ASSIGNMENT AND SUBLETTING

	12.1	Prohibition of dealings without consent

	12.2	Consent to assignment

	12.3	No release to Lessee and Guarantor

	12.4	Change in control of Lessee

	12.5	Consent to subletting

	12.6	Exclusion of Property Law Act 1969 provisions

13.	USE OF LEASED PREMISES AND BUILDING

	13.1	Use of Leased Premises

	13.2	Change of use

	13.3	No warranty of suitability or adequacy

	13.4	Lessee’s responsibility for approvals

	13.5	Requiring Lessee to continue trading

	13.6	Extended hours

	13.7	Signs on exterior of Leased Premises

	13.8	No alterations to Leased Premises

	13.9	Minor alterations to Leased Premises

	13.10	Lessee’s obligation to comply with regulations

	13.11	Compliance with notices

	13.12	Lessee’s prohibitions with reference to use of Leased Premises

	13.13	Mode of conducting Lessee’s business

	13.14	Inflammable substances

	13.15	Cleaning and hygiene

	13.16	Disposal of rubbish

	13.17	Use of toilets and drainage

	13.18	Pest control

	13.19	Infectious illness

	13.20	Overloading electrical supply

	13.21	Lessee’s liability for electrical overloading

	13.22	Securing Leased Premises

	13.23	Lessee’s obligations regarding alarm

	13.24	Lessor to provide keys

	13.25	Lessee’s obligation regarding keys

14.	REPAIRS AND MAINTENANCE

	14.1	Lessee’s general repair obligations

	14.2	Lessee’s specific repair obligations

	14.3	Lessee’s additional specific repair obligations

	14.4	Lessee carrying out repairs

	14.5	Lessor’s right of inspection

	14.6	Lessor’s obligation to give prior notice

	14.7	Lessor’s right to repair Leased Premises

	14.8	Lessee to Redecorate

15.	INSURANCE

	15.1	Lessor’s insurances

	15.2	Lessee’s insurances

	15.3	Insurer and conditions

16.	LESSOR’S COVENANTS, OBLIGATIONS AND RESERVATIONS

	16.1	Lessor’s covenant for quiet enjoyment

	16.2	Lessor’s entitlement to alter Leased Premises

	16.3	Additions to building and New Buildings

	16.4	Lessor’s dealing with title

	16.5	Miscellaneous reservations

17.	DEFAULT AND TERMINATION

	17.1	Lessee’s obligation to yield up Leased Premises

	17.2	Essential terms of Lease

	17.3	Lessor’s entitlements after Lessee vacates during lease term

	17.4	Power of attorney by Lessee to Lessor

	17.5	Termination of Lease for default

	17.6	Lessor’s entitlement to damages

	17.7	Reinstatement and Removal of Lessee’s property

	17.8	Lessee’s obligation to remove property

	17.9	The Lessee will reinstate:

	17.10	Lessee’s failure to remove property

	17.11	Lessee’s failure to remove property

	17.12	Lessee’s responsibility for damages and costs

18.	REDEVELOPMENT

	18.1	Right to redevelop

	18.2	Termination of Lease

	18.3	Offer of New Premises

	18.4	Lease of Alternate Premises

	18.5	Lessee's Acknowledgements

19.	DAMAGE OR DESTRUCTION AND RENT ABATEMENT

	19.1	Definitions

	19.2	Abatement

	19.3	Lessor’s entitlement to terminate Lease

	19.4	Lessee’s entitlement to terminate Lease

	19.5	Exceptions

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	19.6	Antecedent Rights

	19.7	Dispute

	19.8	Lessor Not Obligated to Reinstate

	19.9	Proceeds of Insurance

20.	ENVIRONMENTAL CONTAMINATION

	20.1	Definitions

	20.2	Compliance with Legislation and Contamination

	20.3	Indemnity

	20.4	Notification

	20.5	Enforcement of Rights Against Third Parties

	20.6	Clean Up of Leased Premises

	20.7	Waste

	20.8	Costs

21.	MISCELLANEOUS

	21.1	Service of notices

	21.2	Trustee provisions

	21.3	No absolute caveat

	21.4	Waiver

	21.5	Severance and Read Down

	21.6	Governing Law

	21.7	Lease comprises entire agreement

	21.8	Goods & Services Tax (GST)

	21.9	Lessor as trustee

	21.10	Liability of Lessor

	21.11	Strata Title Lot

	21.12	Strata Title Consents

	21.13	Car Parking

22.	SPECIAL CONDITIONS

	22.1	Application of special conditions

LEASE AGREEMENT

Date:	day of	20___

Parties:	The Lessor described in Item 1 of the Reference Schedule (called “Lessor”)

- and -

The Lessee described in Item 2 of the Reference Schedule (called “Lessee”)

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words have these meanings in this Lease unless the contrary intention appears:

“Building” means any structure or structures erected on the Leased Premises, for the occupation or use by the Lessee;

“Business Day” means any day that is not Saturday, Sunday or a public holiday in Perth, Western Australia.

"Consumer Price Index” and “CPI" mean the consumer price index compiled by the Australian Bureau of Statistics for Perth (Capital City) (all groups index numbers) or any substitute therefor accepted by the Government of the Commonwealth of Australia from time to time provided that if the index number base adopted by the Australian Statistician for the index number at any time is updated the index number is to be appropriately adjusted as from the same time. If at any time either or both the Consumer Price Index and the index number is discontinued or suspended or, in the reasonable opinion of the Lessor, is altered substantially, there is to be substituted therefor the alternative method of computing changes in the cost of living which mutually is agreed in writing between the Lessor and the Lessee during the period of fourteen (14) days after written notice given by the Lessor to the Lessee or, failing that agreement, which in the opinion of an expert appointed by the President for the time being of the Institute of Chartered Accountants (Western Australia Division) at the request of the Lessor or the Lessee or both of them, most closely reflects changes in the cost of living for the Metropolitan Region (the costs of that expert being borne by the Lessor and the Lessee in equal shares);

“Insolvency Event” means the happening of any of these events:

(a)	in the case of a corporation:

(i)	the corporation is dissolved or wound up;

(ii)	a liquidator or provisional liquidator is appointed in respect of that corporation;

(iii)

except to reconstruct or amalgamate while solvent on terms approved by the Landlord, the corporation enters into a scheme of arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

(iv)	the corporation is or becomes insolvent or any of the events mentioned in paragraphs (a) to (f) inclusive of section 459C(2) of the Corporations Act occurs in respect of the corporation;

(v)	an administrator or a receiver, manager or receiver and manager or other controller is appointed in respect of the corporation or any of its assets and undertaking; or

(vi)	anything analogous or having a substantially similar effect to any of the events specified above happens;

(b)	in the case of an individual:

(i)	the individual enters into a scheme of arrangement, composition with or an assignment for the benefit of any of his creditors or any class of creditors;

(ii)	the individual commits an act of bankruptcy; or

(iii)	anything analogous or having a substantially similar effect to any events specified above happens.

“this Lease” means the contract set out in this document and includes the schedules and annexures to this document.

“Leased Premises” means:

(a)	the premises described in Item 4 of the Reference Schedule and includes, with reference to those premises:

(i)	the Building and all improvements erected on the premises;

(ii)	the lawns, grounds, gardens and driveways of the premises;

(iii)	the fences and boundary guides separating the premises from adjoining properties;

(b)	the Lessor’s Fixtures and any chattels provided by the Lessor for the Lessee within the Leased Premises at any time during the lease term, including those listed in Item 5 of the Reference Schedule;

(c)

pipes and connections to water, sewerage, electricity, gas, telecommunications, air conditioning and other services situated within, above or under the Leased Premises which connect those services to the Leased Premises.

“Lessee” includes:

(a)	when an individual, the Lessee’s legal personal representatives;

(b)	when several individuals, the Lessee’s jointly and their respective legal personal representatives;

(c)	the Lessee’s assigns;

(d)	when a company or corporation, its successors and assigns.

“Lessor” includes:

(i)	when an individual, the Lessor’s legal personal representative;

(ii)	when several individuals, the Lessors jointly and their respective legal personal representatives;

(iii)	the Lessor’s assigns;

(iv)	when a company or corporation, its successors and assigns;

(v)	a person who has a reversionary interest in the Leased Premises.

“Lessor’s Fixtures” means all the plant, equipment and chattels that have been or become permanently or securely affixed to the Leased Premises and are the Lessor’s property, including the items listed as fixtures in Item 5 of the Reference Schedule.

“Reference Schedule” means the Reference Schedule in this Lease.

“Services” means electricity, gas, water, sewerage, telecommunications and any other services provided or available to the Leased Premises by public or local or statutory or licensed or approved authorities or corporations and the pipes, wires, ducting and other means of providing those services to the Leased Premises.

“statutory outgoings” means expenses, fees, rates or charges payable to a government or statutory authority including water drainage and sewerage rates; local authority rates; interest charges on outstanding rates and taxes (if incurred due to late or delayed payment by the Tenant); and land tax (and if applicable MRIT).

“Term” means the period specified in the Reference Schedule commencing on the Commencement Date and expiring by effluxion of time on the expiry date. The expression includes, in the context of any of the Lessee’s obligations or the Lessor’s rights, any holding over period.

1.2	Terms

In this Lease unless the context otherwise requires:

(a)	the singular includes the plural and vice versa;

(b)	the use of one gender includes all other genders;

(c)	representations, agreements, covenants, obligations or warranties, express or implied, by more than one person will include those persons jointly and each of them severally;

(d)	every provision, express or implied, that applies to more than one person will apply to those persons jointly and each of them severally.

1.3	Joint and several liability

(a)

If there are two or more lessors or two or more lessees under this Lease (including while the Lease or the reversion is held by legal personal representatives, successors or assigns) each of them is jointly and severally liable to perform covenants and obligations under this Lease.

(b)

When there are two or more lessors or lessees, any conduct under or in respect of this Lease, including the exercise of any entitlement or taking any action under this Lease, must be undertaken by all of the lessors or all of the lessees jointly, unless this Lease expressly provides otherwise.

1.4	Statutes

References to statutes, regulations, ordinances and by-laws when contained in this Lease include amendments, re-enactments or consolidations of any of them.

1.5	Covenants implied by statute

(a)	Covenants and powers implied by statute are excluded from this Lease, unless those covenants or powers cannot be excluded by force of statute or are expressly incorporated in this Lease.

Lessor’s consent

(b)	When any provision contained in this Lease requires the Lessor’s consent or approval, then unless the provision expressly provides otherwise, the Lessor’s consent:

(i)	shall not be unreasonably withheld by the Lessor; and

(ii)	is only effective when given in writing and signed by or on behalf of the Lessor.

Covenant prohibiting conduct

(c)	When a covenant contained in this Lease prohibits the Lessee from doing anything, it also prohibits the Lessee from authorising, allowing or encouraging it to be done by any other person.

1.6	Contra proferentem

No rules of construction will apply to the disadvantage of a party on the basis that that party was responsible for the preparation of this Lease or any part of it.

2.	GRANT AND TERM OF THIS LEASE

2.1	Rights and entitlements granted to Lessee

The Lessor grants to the Lessee for the duration of this Lease:

(a)	exclusive possession of the Leased Premises;

(b)	use and enjoyment of the Lessor’s Fixtures and the chattels listed in Item 5 of the Reference Schedule.

2.2	The term of this Lease

The Lessor leases the Leased Premises to the Lessee for the Term and commencing on the Commencement Date both as specified in Item 6 of the Reference Schedule.

2.3	Holding over after expiry of this Lease

After the expiry of the term of this Lease, when the Lessee remains in occupation of the Leased Premises with the consent of the Lessor, this Lease continues as a monthly tenancy:

(a)	commencing on the day immediately following the last day of the term of this Lease;

(b)

with the rent being payable monthly in advance, being the rent payable immediately before the end of this Lease increased by an amount of five percent (5%), plus the Lessee’s contributions to operating expenses, calculated and payable from time to time in accordance with this Lease;

(c)	on the terms contained in this Lease, except those terms which are inapplicable to a monthly tenancy;

(d)	the tenancy being terminable by either party on thirty (30) days written notice, expiring at any time.

3.	OPTIONS FOR RENEWAL

3.1	Option to renew

The Lessor hereby grants to the Lessee an option (referred to in this clause 3 as “the Option”) to renew this Lease for the time period specified in Item 7 of the Reference Schedule as applicable. The option may be exercised by the Lessee strictly in accordance with the terms set out in this clause 3.

3.2	Binding Lessor’s successors and assigns

The Option binds the Lessor and the Lessor’s successors and assigns, being the owners for the time being of the Leased Premises and also binds any person who obtains the reversionary interest in the Leased Premises from time to time.

3.3	Parties who may renew

The Option may be exercised by:

(a)	the Lessee or by the Lessee’s successors and assigns, being the lessee for the time being of the Leased Premises;

(b)	in the event of there being two or more persons holding as lessees as joint Lessees, upon the death of any of them, by their survivors.

3.4	Conditions for exercise of option

The Lessee can only exercise the Option if:

(a)	the Lessee has not been served with three (3) notices of breach of the Lease during the Term; and,

(b)	there is no subsisting breach of any Lease covenants by the Lessee:

(i)	at the date of serving notice of the exercise of the Option; and

(ii)	at the date of expiry of this Lease; and

(c)

the Lessee has served on the Lessor notice of exercise of this Option not more than six (6) calendar months and not less than three (3) calendar months prior to the expiration of the Term provided always that the exercise of the Option on a day exactly three (3) calendar months prior to the expiration of the term or on the day exactly six (6) calendar months prior to the expiration of the term shall be sufficient for the purposes of this clause.

3.5	Guarantee of Lease for option period

(a)

If this Lease is guaranteed by the Guarantor, then the renewal of this Lease is conditional on the Guarantor of the Lease entering into a guarantee in the form contained in clause 10 of this Lease, in respect of the Option term.

(b)	If the Guarantor or any of the guarantors, under this Lease is or are unable or unwilling to enter into a guarantee in respect of the Option term, the Lessee may:

(i)	provide a guarantee by another person who is an acceptable new guarantor; or,

(ii)	provide a Bank Guarantee in accordance with clause 10.5; and,

(iii)

if the Lease is secured by a Bank Guarantee and a Personal Guarantee, the amount of the Bank Guarantee shall be increased by a sum reflecting five (5) months’ rent plus GST for each outgoing Guarantor.

(c)	(i)	An acceptable new guarantor is a person who is respectable and is either:

(A)	at least as financially secure as the Guarantor; or

(B)	is an adequately financial Guarantor; and

(C)	is an Australian resident or has substantial assets located in Australia.

(ii)	A person is an adequately financial Guarantor if that person’s net asset worth, after deducting secured and unsecured liabilities, exceeds the amount indicated in Item 3.2 of the Reference Schedule.

(d)

The Lessor will consider the Lessee’s request to provide an acceptable new guarantor for the renewal of this Lease promptly and will not unreasonably refuse, withhold or delay its consent to the substitution of that person as guarantor.

(e)

If the Lessee is unable to provide a guarantee in respect of the Lease for the relevant Option term either by the Guarantor or by an acceptable new guarantor, or provide an acceptable Bank Guarantee, the Lessee has failed to effectively exercise the option for renewal of this Lease and the Lessee is not entitled to a renewal of this Lease for the Option term.

3.6	Bank Guarantee of Lease for option period

If this Lease is secured by a Bank Guarantee, then the renewal of this Lease is conditional on the continuance of such Bank Guarantee in accordance with clause 10.5, in respect of the Option term.

3.7	Conditions of renewal

The Option is for the renewal of this Lease for the further term as specified in Item 7 of the Reference Schedule from the day after the date of expiry of the term of this Lease, containing identical covenants to the covenants of this Lease (except this clause):

(a)	at a rent which will be determined in accordance with clause 6 of this Lease; and

(b)	containing the further options for renewal as are specified in Item 7 of the Reference Schedule.

3.8	Payment of rent and outgoings while rent determined

(a)

After the exercise of the Option, until the rent for the Option term is determined, the Lessee will continue to pay the rent and outgoings at the rate at which they were payable and at the times at which they were payable, during the last year of the Lease Term.

(b)

Within twenty one (21) days of the rent for the Option term being determined, the parties will adjust and pay any shortfall in the rent paid for the period from the commencement of the Option term up to the last day for rent payment before the rent determination.

4.	RENT PAYMENTS

4.1	Rent payments

The Lessee covenants to pay the rent as specified in Item 8 of the Reference Schedule:

(a)	by calendar monthly payments in advance on the first day of each calendar month, each payment being one twelfth (1/12th) of the annual rent then due as fixed or varied under this Lease;

(b)	without demand by the Lessor;

(c)	by cheque or by depositing or transferring the payments into an account as directed by the Lessor; and

(d)	to the Lessor or the Lessor’s agent, as advised by the Lessor in writing to the Lessee.

4.2	Outgoings contributions

(a)	The Lessee covenants to pay the outgoings as specified in Item 9 of the Reference Schedule:

(i)

within the time stipulated by the supplier (creditor), which may be on demand, and if no time is stipulated or if the supplier is the Lessor then within twenty eight (28) days of receiving an account from the Lessor detailing any outgoings that are payable;

(ii)	by cheque or by depositing or transferring the payments into an account as directed by the Lessor; and

(iii)	to the Lessor or the Lessor’s agent, as advised by the Lessor in writing to the Lessee.

(b)	If GST is applicable then the Lessee must pay the Outgoing plus any applicable GST. The Lessor must provide a tax invoice to the Lessee.

4.3	Accrual and prepayment basis

For the purpose of assessment of outgoings payable by the Lessee, they are to be calculated on an accrual and prepayment basis by the Lessor, so that:

(a)	the Lessor’s obligation arises on the date when it is under legal liability to pay for an outgoing; and

(b)

when an outgoing relates to a particular annual or other period, the proportion attributed to the annual period will be included, apportioned on a daily basis, whether payment is required before, during or after the annual period.

4.4	Apportionment of Outgoings

If any outgoing is not assessed solely on the Leased Premises then liability for that outgoing is to be calculated on the basis of the proportion of the lettable area that the Leased Premises bears to the total lettable area of the location assessed, with such lettable area to include car parking bays.

5.	RENT REVIEW: GENERALLY

5.1	Review dates

The Rent is to be reviewed either annually or with such other frequency as is specified of the Reference Schedule (on each rent Review Date) and will on each occasion be either calculated pursuant to:

(a)	set pursuant to Current Market Rent (as provided for in subclauses 6.2 to 6.10) as the case may be; or,

(b)	the CPI Formula (as set out in subclause 6.11 or 6.12); or,

(c)	calculated pursuant to the Fixed Percentage Increase Formula (as set out in subclause 6.13); or,

(d)	set to such other method as specified in item 13 of the Reference Schedule or the Special Conditions or in this Lease.

Such method of calculation or amount being dependent in each of subclauses 5.1(a) to (d) inclusive as to whether Item 10, Item 11, Item 12 or Item 13 of the Reference Schedule designates each such rent Review Date to be a CPI Review Date, or a Fixed Percentage Review Date, or a Market Review Date or otherwise provides for the Rent to be then set to a specific quantum.

5.2	Late rent reviews

(a)

Except as provided in subclause (b) of this clause, if the parties have failed to institute a rent review to determine the rent from a Review Date then the reviewed annual rent is to apply from the Review Date.

(b)

If the parties have failed to institute a rent review to determine the rent from a Review Date before the happening of any of the situations specified in this subclause, then the existing rent will continue to be the rent for that review period, and from then on, neither party may have the annual rent reviewed for that period.

Specified Situations

(i)	a later Review Date occurs; or

(ii)	the expiry of the Lease term, (provided that no option to renew the Lease is exercised).

5.3	Rent payments pending determination

If the annual rent to be paid after a given rent Review Date is not determined until after that rent Review Date, then:

(a)	the Lessee will continue to pay the current instalments of rent due until the new rent is determined.

(b)

when the rent is determined, the Lessee will pay the additional amount (if any) due for rent from the relevant rent Review Date until the date on which the rent is actually reviewed, in three (3) equal monthly instalments on the first day of each calendar month following the date on which the reviewed rent is determined.

5.4	Rent not to decrease

Despite anything else contained in this clause (or this Lease) upon the review of the annual rent, the reviewed annual rent cannot be reviewed so as to be less than the annual rent that was payable, immediately before the review of the annual rent. This clause is to prevail even in the circumstances where the Consumer Price Index for Perth (All Groups) decreases in value. Where two or more methods of rent review are specified for the same Review Date, the reviewed Rent must be calculated according to all specified methods and the highest calculated Rent will apply.

6.	RENT REVIEW METHODS

6.1	Annual rent determination

Rent review in this clause 6 is subject to the general review provisions in clause 5 above.

Market Rent Review

6.2	Lessor’s assessment of market rent

The Lessor shall, no more than thirty (30) days prior to a Market Review Date, serve on the Lessee written notice of intention to increase the yearly rent from the Market Review Date and of the Lessor’s reasonable assessment of the Current Market Rent of the Leased Premises at the Market Review Date.

6.3	Lessee’s entitlement to have market rent reviewed

If the Lessor has not served a written notice on the Lessee in accordance with clause 6.2 before a Market Review Date, the Lessee may serve on the Lessor written notice of the Lessee’s intention to have the rent reviewed, which notice requires the Lessor to serve on the Lessee within thirty (30) days after service of the Lessee’s notice, the Lessor’s reasonable assessment of the current market rent of the Leased Premises at the Market Review Date.

6.4	Acceptance of Lessor’s assessment

(a)	The Lessee may accept the Lessor’s assessment and in that event the assessed amount shall be the rent from the Market Review Date.

(b)	Deemed acceptance

The Lessee has thirty (30) days from receipt of the Lessor’s assessment notice to give written notice to the Lessor that the Lessee does not accept the Lessor’s assessment (the “Refusal Notice”). If the Lessee fails to give this Refusal Notice by the deadline then the Lessee is deemed to have accepted the Lessor’s assessment of market rent.

6.5	Determination of Current Market Rent

If the Lessee fails or refuses to accept the Lessor’s assessment within thirty (30) days after service of the assessment or if the Lessor fails to provide an assessment or if they are unable to agree within that period on some other amount as the Current Market Rent at the Market Review Date, the Current Market Rent shall be determined in accordance with clause 6.6.

6.6	Meaning of Current Market Rent

“Current Market Rent” means the best annual rent that can be reasonably obtained for the Leased Premises, which is calculated:

(a)

on the basis that the premises are available for leasing with vacant possession by a willing lessor to a willing lessee for a term equal to the whole term of this Lease and any additional option for renewal;

(b)	having regard to the permitted use of the Leased Premises;

(c)	on the basis of the terms and conditions contained in this Lease (other than the amount of rent reserved in this Lease, but including the provisions for rent review);

(d)	on the basis that:

(i)	the Leased Premises are fit for immediate occupation and use by the Lessee;

(ii)	the Lessee’s lease covenants and obligations shall have been fully performed at the Market Review Date;

(e)	without taking into account:

(i)

any improvements or fixtures erected or installed at the Lessee’s expense which the Lessee is permitted or required to remove at the termination of this Lease, except for permanent structural improvements to the Leased Premises installed at the Lessee’s expense which the Lessee is not permitted to remove at the termination of this Lease, which shall be taken into account;

(ii)	any goodwill attributable to the Leased Premises through the Lessee’s business activity;

(iii)	that the Lessee has been in occupation of the Leased Premises;

(iv)	any relocation costs which would be incurred by the Lessee when moving to other premises; and

(f)	having regard to the rental values of comparable premises.

6.7	Appointment of nominee

Either party may apply to the President or principal officer for the time being of the Western Australian Division of the Australian Property Institute (Inc) (or if it does not exist an association with substantially similar objects) (“the nominator”) to nominate a person who is a licensed valuer and:

(a)	has practised as a valuer for not less than five (5) years;

(b)	is a member of the Australian Property Institute (Inc) (or if it does not exist an association with substantially similar objects); and

(c)	is licensed to practise as a valuer of the kind of premises whose rent review is required under this Lease (called “nominee’’) to determine the Current Market Rent at the Market Review Date.

6.8	Conduct of market rent review

(a)	The nominee shall act as an expert and not as an arbitrator.

(b)

Each party may submit to the nominee written valuations and submissions within twenty one (21) days after the nominee has accepted the nomination to act, but may not make oral submissions or adduce any evidence.

(c)	At the time of making any written submissions or forwarding to the nominee any written valuation, that party shall forward to the other party a copy of all written material submitted to the nominee.

(d)	Within thirty five (35) days after the nominee has accepted the nomination to act, each party may forward to the nominee written comments on the other party’s written valuations and submissions.

(e)

The nominee shall take into consideration any written submissions received within those periods, but is not fettered by them and shall determine the Current Market Rent in accordance with his own judgment.

(f)	The nominee’s determination is final and is binding on the parties.

(g)

The nominees shall conclude the determination and shall inform the parties of it within sixty (60) days after having accepted the nomination to act and shall provide detailed written reasons for the determination.

6.9	Appointment of another nominee

If the nominee:

(a)	fails to accept the nomination to act; or

(b)	fails to determine the Current Market Rent within the number of days in clause 6.8(g) after accepting the nomination to act; or

(c)	becomes incapacitated or dies; or

(d)	resigns as the nominee,

THEN either party may request the nominator to appoint another nominee in accordance with clause 6.7.

6.10	Costs of rent determination of Market Review

The parties shall bear equally the total costs of the rent determination at each Market Review Date including the cost of any aborted rent review. Each party shall bear its own costs of legal representation, the fees of any experts and for making valuations for the purpose of written submissions.

6.11	CPI rent reviews:

The Rent as increased by the CPI Review shall be an amount determined by the following formula ("CPI Formula"):

R	= CR * (CCPI / PCPI) + N

Where:

R	= the adjusted Rent payable from and including the relevant Rent Review Date;

CR

= the Rent payable during the period from the immediately preceding rent Review Date to the rent Review Date in question or, where the rent Review Date is the first occurring under this lease, then the Rent payable during the period from the Commencement Date to the rent Review Date in question;

CCPI	= the CPI as last published by the Australian Statistician prior to the relevant rent Review Date;

PCPI

= the CPI as last published by the Australian Statistician prior to the immediately preceding rent Review Date or, where the rent Review Date is the first occurring under this lease, then as last published prior to the Commencement Date.

N	= the numeral specified of the Reference Schedule as numeral “N” expressed as a percentage.

6.12	Lessor’s Notice binding in absence of manifest error

(a)

On or before the last time proved in clause 5.2 (Late Rent Review) the Lessor is to notify the Lessee in writing ("Lessor's Notice") of the amount which the Lessor considers to be the new Rent of the Leased Premises as at the relevant CPI Review Date as determined by the CPI Formula and the amount specified in the Lessor's Notice is to be the new Rent save and except in the case of manifest error on the part of the Lessor.

(b)

Should the Lessee notify the Lessor in writing ("Lessee's Notice") of the Lessee's opinion as to manifest error in the calculation as aforesaid then the matter shall be referred to a Valuer to be appointed by the Lessor which Valuer shall act as an expert and not as an arbitrator in determining the new Rent calculated pursuant to the CPI Formula.

(c)

Any adjustment between the parties as to overpaid or underpaid rental shall be made at the time of the calendar monthly instalment for rental next following the Valuer providing the details of his determination in writing.

6.13	Fixed Percentage Increase

The Annual Rent when calculated on each Fixed Percentage Review Date (if any) will be determined in each such case pursuant to the following formula ("Fixed Percentage Increase Formula") namely:

R	= CR x P 100

Where:

R	= the adjusted Minimum Rent calculated on an annual basis payable from and including the relevant Fixed Percentage Review Date; and

CR	= The Minimum Rent payable calculated on an annual basis immediately prior to the relevant Fixed Percentage Review date.

P	= That figure or numeral specified of the Reference Schedule as numeral “P”.

On or before the relevant Fixed Percentage Review Date the Lessor is to notify the Lessee in writing ("Lessor's Notice") of the amount which the Lessor considers to be the new Rent for the Leased Premises from the Fixed Percentage Review Date and except in the case of manifest error on the part of the Lessor the amount so specified shall apply and be duly payable.

7.	SERVICES

7.1	Lessee’s liability for services

The Lessee will pay for any electricity, power, fuel, gas, oil, water, telephone, garbage removal, waste disposal and other services or utilities provided by public, local or other authorities or suppliers to the Leased Premises and charged separately in respect of the Leased Premises, to the supplier of the service or utility.

7.2	Installation of meters

The Lessee will, if required by the Lessor or by an authority supplying any such service or utility permit the installation or meters required to measure the quantity of the service supplied to the Leased Premises.

8.	COSTS, INTEREST AND SET-OFF

8.1	Costs of preparation of lease

(a)	The Lessee will pay the stamp duty on this Lease, if any.

(b)	The Lessee will pay the Lessor’s reasonable legal costs of the negotiation, preparation and execution of this Lease.

8.2	Renewal or extension of Lease

The reasonable costs and disbursements of any renewal or extension of this Lease will be paid by the Lessee.

8.3	Consents, transactions and default

(a)	The Lessee agrees to pay the Lessor’s costs, charges and expenses which are incurred reasonably, properly and in good faith, in connection with:

(i)	the obtaining or consideration of any consent from the Lessor, and from any head lessor, mortgagee or other person, which is required by the Lessee under this Lease;

(ii)

the negotiation and preparation of all documents relating to any consent required by the Lessee, and all costs incurred by the Lessor and by any other party whose consent is required, whether a consent is given, refused, or the application for consent is withdrawn;

(iii)	any breach or default by the Lessee under this Lease;

(iv)

the exercise or attempted exercise by the Lessor of any right, power, privilege, authority or remedy, against the Lessee or against any Guarantor, to enforce the Lessee’s obligations under this Lease, or to terminate this Lease for the Lessee’s breach or default

(b)

Prior to contemplating any consent, assignment, novation or variation of this Lease the Lessor is entitled to require the Lessee to deposit a sum of money to the trust account of the Lessor’s solicitors (or managing real estate agent) as specific security for the Lessor’s costs of considering and investigating the consent or matter requested by the tenant. Any such requested amount shall be based on the reasonable assessment by the professional (whether solicitor, architect, engineer or other such person) as to the cost to the Lessor of considering and implementing the Lessee’s request.

8.4	Costs on full indemnity basis

The Lessor’s legal and professional costs and disbursements under clauses 8.2 and 8.3 above and clause 12 below (assignment or subletting) shall be charged and allowed on a full indemnity basis, to provide full indemnity to the Lessor for costs, charges and expenses. The costs are payable whether or not such consent is granted or agreement finalised.

8.5	Lessor’s internal costs

The Lessor’s costs under clause 8.3 include:

(a)

the Lessor’s reasonable administrative costs and expenses of considering any application for consent, of considering and managing and breach or default under this Lease and attendances by the Lessor’s officers, employees or agents, including attendances on the Lessor’s legal advisers and in court;

(b)	the fees of professional consultants reasonably and properly incurred by the Lessor.

8.6	Lessee’s obligation to pay costs

(a)

The Lessor is entitled to render to the Lessee an itemised statement of any costs, charges and expenses for which the Lessee is liable in accordance with clause 8.3 at any time after they have been incurred.

(b)	In respect of any such statement, the Lessee shall pay the amount claimed:

(i)	when the Lessor’s consent is provided to the Lessee;

(ii)	in any other case, within thirty (30) days after service of the statement on the Lessee.

(c)

the Lessee’s liability shall incur interest on the basis specified in clauses 8.6 and 8.7 from the thirty-first (31st ) day after the date of service of the statement until the day of payment, calculated on a daily rate.

8.7	Interest on overdue payments

If the Lessee is in default for a period of more than seven (7) days with the payment of rent or any other liability to or on behalf of the Lessor under this Lease, the Lessee is liable to pay interest to the Lessor in accordance with this clause:

(a)	interest is computed from the day immediately following the day on which each liability is due for payment, at a daily rate, until the liability is discharged by payment;

(b)	interest is computed at the rate of interest indicated in Item 14 of the Reference Schedule;

(c)

in respect of amounts remaining unpaid, the Lessor at its option may capitalise interest calculated up to the end of each calendar month while there are any outstanding liabilities in accordance with this clause from the Lessee.

8.8	Recovery of interest

The Lessor may demand the payment of interest and take legal action to recover the amount due at any time after at least seven (7) days’ notice is given to the Lessee indicating the amount of interest due and its calculation.

8.9	Preclusion of set-off

The Lessee expressly agrees to make all payments of rent due under this Lease punctually on the date when each payment is due and will not withhold or be entitled to withhold the whole or part of any of those payments by way of deduction, set-off or counterclaim.

9.	MEASUREMENT OF LETTABLE AREA

9.1	Use of Property Council of Australia method

(a)

The lettable area of the whole or part of the Leased Premises or of any other area is to be determined in accordance with the “Property Council of Australia Method of Measurement”, published or used by the Property Council of Australia in respect of buildings such as the building.

(b)

For clarity, the “lettable area” is not restricted to Net Lettable Area only (as defined by the Property Council of Australia Method of Measurement) although a valuer may determine different rates per square for different parts of the land comprising the Leased Premises such as (without limitation): office; showroom; warehouse; storage; cold storage; hardstand; or, vehicle parking.

9.2	Alteration in method

If the Property Council of Australia Method of Measurement is altered during the continuance of this Lease, then subsequent calculations of the lettable area are to be undertaken on the basis of the altered method of measurement, including for rent review and the calculation of contributions to outgoings.

9.3	Prima facie evidence

A certificate by a surveyor or architect produced by the Lessor indicating that person’s or firm’s calculations in accordance with clause 9.2 or 9.3 is prima facie evidence of the lettable area of premises covered by those calculations.

10.	GUARANTEE AND SECURITY

10.1	Entering into the Guarantee

In consideration of the Lessor agreeing to enter into this Lease and make the grant contained within this Lease to the Lessee at the request of the Guarantor, the Guarantor enters into this guarantee and indemnity (called “Guarantee”) in favour of the Lessor on the terms specified in this clause.

10.2	Scope of Guarantee

(a)	The Guarantor agrees to guarantee:

(i)	the payment of rent, operating expenses and any other payment due under this Lease; and

(ii)	the observance and performance of all the Lessee’s obligations as specified in this Lease throughout the Lease Term and throughout any renewed terms or terms, including during holding over as a periodical Lessee after the expiry of the Lease Term or any renewed terms of terms, by the Lessee.

(b)	The Guarantor agrees to indemnify and keep indemnified the Lessor for any loss or damage it suffers as a result of the Lessee:

(i)	failing to pay rent, operating expenses or any other payment due under this Lease;

(ii)

failing to observe and perform all of its obligations as specified in this Lease throughout the Lease Term and throughout any renewed terms or terms, including during holding over as a periodical Lessee after the expiry of the Lease Term or any renewed terms of terms, by the Lessee.

(c)

This Guarantee covers the whole period whilst the Lessee occupies or is entitled to occupy the Leased Premises under this Lease as the lessee, or while holding an equitable interest over the Leased Premises under an agreement for lease or as a periodical Lessee.

(d)	This Guarantee extends to claims by the Lessor:

(i)	for damages for breaches of lease covenants;

(ii)	for breaches of any essential terms of this Lease;

(iii)	for repudiation of this Lease;

(iv)	for the Lessor’s loss or damage in the event of the Lessee abandoning or vacating the Leased Premises;

(v)	in the event of the Lessor electing to re-enter or to terminate this Lease;

(vi)

for the Lessor’s reasonable legal and other expenses of seeking to enforce those obligations against the Lessee and the Guarantor, recovering possession and terminating this Lease, on the basis specified in clause 8;

(vii)	for loss or damage consequent on disclaimer of this Lease on the Lessee’s insolvency, as if this Lease had not been disclaimed.

(e)	This Guarantee is in favour of the Lessor and its successors and assigns being the owner of the Leased Premises from time to time during the continuance of this Guarantee.

10.3	Liability of several Guarantors

When there is more than one Guarantor under this Lease:

(a)	the term Guarantor in this clause refers to each of the Guarantors and to all of them;

(b)	their obligations as Guarantor are joint and several;

(c)	the Lessor may enforce this Guarantee against all or any of them;

(d)	any notice or demand may be served on all of them by serving any one of them;

(e)	this Guarantee remains binding on the other Guarantors, even if:

(i)	any Guarantor fails to execute this Lease or to enter into this Guarantee;

(ii)	this Guarantee is not binding on any Guarantor;

(iii)	the Lessor releases any Guarantor from liability under this Guarantee.

10.4	Guarantee not discharged

This Guarantee is not discharged and the Lessor’s rights against the Guarantor are not affected by any of the following:

(a)	the granting of any indulgence or extension of time by the Lessor to the Lessee or to the Guarantor;

(b)	the Lessor’s neglect or failure to enforce lease covenants against the Lessee or the Lessor’s waiver of any breaches or defaults under this Lease;

(c)	the total or partial release of liability of the Lessee or of a Guarantor by the Lessor;

(d)	the entry into any arrangement, composition or compromise relating to this Lease between the Lessor and the Lessee or any other person;

(e)	the variation of any provision of this Lease between the Lessor and the Lessee without the Guarantor’s consent but only if they are minor and are not prejudicial to the Guarantor;

(f)	the death or bankruptcy or winding up of the Lessee or the Guarantor; or

(g)	the disclaimer of this Lease following the Lessee’s insolvency.

10.5	Security deposit or bank guarantee

(a)

In order to secure due and punctual observance and performance by the Lessee of the Lessee’s covenants to be observed and performed under this Lease, on or prior to the execution of this Lease the Lessee at the Lessee’s option covenants to either:

(i)	pay to the Lessor the security deposit specified in Item 3 of the Reference Schedule (the “Security Deposit”); OR,

(ii)

provide at the Lessee’s cost in favour of the Lessor for the duration of the Term and any renewal or extension thereof an unconditional bank guarantee (the “Bank Guarantee”) in a form and issued by a bank approved by the Lessor (which approval shall not be unreasonably withheld) to pay the Lessor on demand without deduction and cause the amount payable pursuant to the Bank Guarantee to be increased to the amount specified in Item 3 of the Reference Schedule.

(b)

The Lessor shall deposit the Security Deposit in an account in the Lessor’s name for the duration of this Lease. The Lessor will not be obliged to deposit the Security Deposit into an interest bearing account. If interest does accrue, it shall be accumulated and added to the amount held as a Security Deposit and credited to the Lessee as income of the Lessee.

Lessor shall give notice

(c)	IF:

	(i)	the Lessee defaults in the payment of Rent, or any other money due and owing under this Lease or if the Lessee defaults in performing any other obligations under this Lease; and,

	(ii)	a notice of default has been served on the Lessee and has not been complied with by the Lessee or the Lessee vacates the Leased Premises;

the Lessor may appropriate the Security Deposit and interest or the Bank Guarantee as the case may be towards the Lessor’s claim against the Lessee for Rent and any other money due and owing under this Lease and for damages for breach of covenant without prejudice in any way, to any other rights of the Lessor under this Lease.

(d)

The Lessor shall notify the Lessee that the Security Deposit and interest or the Bank Guarantee as the case may be have been applied in full or in partial satisfaction of the Lessor’s claim and shall itemise the Lessor’s claim giving credit for the Security Deposit and for interest or the amount claimed pursuant to the Bank Guarantee respectively.

(e)

If this Lease not expired or been determined at the time of the Lessor’s notice under subclause 10.5(d) above, the Lessee shall with seven (7) days of receipt of the Lessor’s notice pay to the Lessor the amount of the Security Deposit which has been applied by the Lessor so that the Security Deposit is reinstated to the amount specified of the Reference Schedule.

Lessor not limited to Security Deposit or the Bank Guarantee

(f)	The Lessor is entitled to recover the Rent and any other money due and owing under this Lease and damages for breach of covenant without being limited to the Security Deposit or the Bank Guarantee.

Lessor shall repay on expiration

(g)	The Lessor shall repay to the Lessee the Security Deposit and interest on the expiration or earlier determination of this Lease unless the provisions of subclause 10.5(c) have come into operation

PROVIDED THAT if any proposed assignee pays to the Lessor the Security Deposit on the terms and conditions of this clause 10.5 the Security Deposit and interest (subject to subclause 10.5(c) will be repaid to the Lessee upon the date of receipt by the Lessor of the Security Deposit from the proposed assignee.

(h)

If this Lease is assigned and the Security Deposit is not repaid to the Lessee under the proviso to subclause 10.5(g) the Security Deposit shall be held on behalf of the assignee and the Security Deposit and interest shall be deemed to have been assigned to the assignee subject to the terms of this clause.

(i)	Sale of Property

For clarity where the legal identity of the Lessor lawfully changes (for example on a sale of the Leased Premises or a change of trustee of Lessee whom is a trustee then the Lessor may require the Lessee to amend or replace the bank guarantee or the Security Deposit documentation to reflect the change in the legal entity comprising the Lessor to ensure to the extent practicable that the Lessor for the time being can draw upon that bank guarantee or security deposit.

11.	INDEMNITY AND ASSUMPTION OF RISK

11.1	Lessee’s indemnities to Lessor

The Lessee agrees to indemnify the Lessor from and against any liability, loss, damage, expense or claim, which the Lessor may incur, including to a third party, during or after the term of this Lease, in respect of or arising from:

Breach of lease obligations

(a)

loss, damage or injury to property or person occurring within the Leased Premises caused or contributed to by the Lessee’s failure (including through the Lessee’s agents or employees) to comply with the obligations imposed under this Lease.

Misuse of Services or Facilities

(b)	the negligent use or misuse by the Lessee (and by its agents or employees) of any Services in the Leased Premises.

Escape of substances

(c)

the overflow, leakage or escape of water, gas, electricity, fire, or other materials or substances in or from the Leased Premises, caused or contributed to by the Lessee’s (and its agents’ or employees’) negligence.

Use of Leased Premises

(d)	loss, damage or injury to property or person caused or contributed to by the Lessee’s negligence, arising out of use of the Leased Premises.

Faulty installations

(e)	loss, damage or injury to property or persons caused or contributed to by the defective installation of plant, fixtures and equipment in the Leased Premises by or on behalf of the Lessee.

Failure to notify

(f)	the Lessee’s failure to notify the Lessor regarding any defect in the Services in the Leased Premises.

11.2	Conditions and limitations

The indemnities under this clause 11:

(a)	include penalties, fines, legal and other costs incurred by the Lessor;

(b)	do not apply when the Lessor is indemnified for the loss or damage from moneys paid or recovered from insurances effected by the Lessor.

11.3	Enforcement of indemnities

(a)

Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this agreement and remains enforceable in full by the parties.

(b)	It is not necessary for a party to incur an expense or make a payment before enforcing a right of indemnity conferred by this agreement.

11.4	Assumption of risk by Lessee

The Lessee agrees to occupy and use the Leased Premises at the risk of the Lessee and the Lessor will not in any circumstances be liable to the Lessee for any damage to the fixtures fittings merchandise or stock in trade of the Lessee contained in or about the Leased Premises occasioned by water heat fire electricity vermin explosion bursting pipes or by the entry of water from any source whatsoever.

12.	ASSIGNMENT AND SUBLETTING

12.1	Prohibition of dealings without consent

During the continuance of this Lease, in respect of the whole or part of this Lease or the Leased Premises, the Lessee must not, without the prior written consent of the Lessor, which consent will not be unreasonably withheld:

(a)	assign, transfer, sublet, deal with, or grant any interest in, this Lease;

(b)	mortgage, charge or encumber this Lease;

(c)	grant any licence, or share the right of occupation or possession, in respect of whole or part of the Leased Premises;

(d)	part with possession of whole or any part of the Leased Premises;

(e)	grant any franchise or concession over the Lessee’s business conducted at the leased premises that would entitle any other person to use, occupy or trade from whole or part of the Leased Premises.

12.2	Consent to assignment

The Lessee may apply to the Lessor for consent to the assignment of this Lease, which consent will not be unreasonably withheld, if the following conditions precedent are satisfied:

(a)

the Lessee has made written application to the Lessor for consent and furnished complete copies of all written documents entered into between the Lessee and the proposed assignee relating to the Leased Premises, along with written personal and business references and financial statements relating to the assignee and any proposed guarantors;

(b)	the Lessee will be required to establish to the reasonable satisfaction of the Lessor that:

(i)	the proposed assignee is respectable, responsible and solvent;

(ii)

in respect of the business or profession intended to be conducted by the assignee at the Leased Premises, the assignee has sufficient financial resources and business experience to be capable of adequately complying with the Lessee’s obligations under this Lease and of efficiently conducting the assignee’s business at the Leased Premises;

(c)	the Lessee must have paid to the Lessor all money due under this Lease up to the date of assignment;

(d)	there are no unremedied breaches of the Lessee’s obligations under this Lease at the date of the assignment;

(e)	any other consent that is required to the assignment, by head lessors, mortgagees or others, are obtained before the assignment;

(f)

when the assignees is a company, other than a company whose shares are listed on an Australian Stock Exchange, personal guarantees and indemnities for performance of lease covenants for the duration of the lease term by the assignee be provided, in a form reasonably acceptable to the Lessor and prepared on behalf of the Lessor at the Lessee’s expense, by two of the assignee’s directors or principal shareholders chosen by the Lessor, where those guarantors have between them a net worth of no less than the amount specified in Item 3.2 of the Reference Schedule;

(g)	the execution by the Lessee and the assignee of a transfer of this Lease, which must be duly stamped;

(h)	the execution of a deed in a form reasonably required by and prepared on behalf of the Lessor, by which the Lessor, Lessee, assignee and new guarantors, agree:

(i)	the Lessee confirms its liability under this Lease for the balance of the current lease term or any term of extension or renewal of the current lease term;

(ii)	the Lessor is released from liability to the Lessee under this lease;

(iii)	the assignee covenants to observe the Lessee’s obligations under this lease during the duration of this Lease;

(iv)	the Guarantor or Guarantors confirm their consent and their continuing liability, unless that is adequately covered in their guarantee;

(v)	new guarantors execute guarantees under this Lease for the assignee.

(i)	the payment by the Lessee to the Lessor of the Lessor’s reasonable costs and disbursements in accordance with clause 8 (Costs, Interest and Set Off).

(j)

the Lessor may at its absolute discretion require the assignee to provide a bank guarantee or increase such bank guarantee at Item 3.3 of the Reference Schedule to an amount not more than five (5) months rental plus GST.

12.3	No release to Lessee and Guarantor

(a)

Nothing in this clause (or this Lease) acts to release the Lessee from its continuing liability to the Lessor for the term of this Lease or for any term of extension or renewal of the current Lease Term.

(b)

Nothing in this clause (or this Lease) acts to release the Guarantor from its continuing liability to the Lessor for the term of this Lease or for any term of extension or renewal of the current Lease Term.

12.4	Change in control of Lessee

(a)

For the purposes of this clause 12, any change in the effective control of the Lessee (being a corporation other than a public company listed on the main board of the Australian Stock Exchange) or its holding company (within the meaning of the Corporations Act) or of any Trust (of which the Lessee is trustee) is deemed to be an assignment by the Lessee of its interest in the Leased Premises and requires the Lessor’s consent in accordance with clause 12.2.

(b)

For this purpose "effective control" means control of the composition of the board of directors (defined as “control” in the Corporations Act) or control of at least one half of the voting power PROVIDED THAT the issue, transfer or transmission of shares to (or to a trustee for) any relative by blood or marriage of the shareholders at the Commencement Date (or the beneficiaries under any trust in the case of shares held by a trustee) or to (or to a trustee for) any employees of the Lessee employed at the date of this Lease is not to be regarded as effecting any change in effective control.

12.5	Consent to subletting

The Lessee may apply to the Lessor for consent to the grant of a sublease over the whole or part of the Leased Premises, which consent will not be unreasonably withheld if the following conditions precedent are satisfied:

(a)

the Lessee is required to make a written application to the Lessor for consent, and furnish a copy of the proposed sublease, along with written personal and business references and financial statements relating to the proposed sublessee and any guarantors for the sublease;

(b)	the terms and conditions of the sublease must be reasonably acceptable to the Lessor and must:

(i)	require the sublessee to comply with the Lessee’s obligations under this Lease as far as they govern the conduct of the sublessee as occupant of the subleased premises;

(ii)	prohibit the sublessee from doing or permitting some act in relation to the subleased premises, which is inconsistent with or would constitute a breach of this Lease;

(iii)	contain similar provisions relating to rent review, including review dates, as are contained in this Lease;

(iv)	prohibit further subletting of the subleased premises by the sublessee,

(c)	the Lessee is required to establish to the reasonable satisfaction of the Lessor that:

(i)	the proposed sublessee is respectable, responsible and solvent;

(ii)

in respect of the business or profession intended to be conducted by the sublessee at the Leased Premises the sublessee has sufficient financial resources and business experience to be capable of adequately complying with the Lessee’s obligations under this Lease and of efficiently conducting the sublessee’s business at the Leased Premises;

(d)	the Lessee must have paid to the Lessor all money due under this Lease up to the date of sublease;

(e)	there are no unremedied breaches of the Lessee’s obligations under this Lease at the date of the sublease;

(f)	any other consent that is required to the assignment, mortgagees or others, is obtained before the sublease;

(g)	the execution of a deed of consent in a form reasonably required by and prepared on behalf of the Lessor, by the Lessor, Lessee and sublessee;

(h)	the payment by the Lessee to the Lessor of the Lessor’s reasonable costs and disbursements in accordance with clause 8 (Costs, Interest and Set Off);

(i)

the Lessor may at its absolute discretion require the Lessee or the Sub-Lessee provide a bank guarantee or increase such bank guarantee at Item 3.3 of the Reference Schedule to an amount not more than five (5) months rental plus outgoings.

(j)	The Lessor and Lessee acknowledge that at the time of entering this lease it is the intent of the Lessee to sublet a portion of the Leased Premises that is surplus to the Lessee’s needs.

12.6	Exclusion of Property Law Act 1969 provisions

Sections 80 and 82 of the Property Law Act 1969 are expressly excluded from this Lease.

13.	USE OF LEASED PREMISES AND BUILDING

13.1	Use of Leased Premises

The Lessee must not use or permit the Leased Premises to be used for any other purpose than that stated of the Reference Schedule and must not use in connection with the permitted use a trading name other than that trading name stated in the Reference Schedule.

13.2	Change of use

The Lessee may apply to the Lessor for consent to a change of use during the continuance of this Lease, which consent the Lessor at its absolute discretion may or may not allow if the following conditions precedent are satisfied:

(a)	any other use must be for the range of uses described in the Reference Schedule;

(b)	the Lessee first obtains all planning and other approvals to the use of the Leased Premises for that purpose and subsequently complies with the conditions of approval at the Lessee’s expense;

(c)

there are no unremedied breaches of the Lessee’s obligations under this Lease at the date of the Lessee’s application for consent to change of user or while that application is considered by the Lessor;

(d)	any other consents which are required to the change of use, by head lessors, mortgagees, guarantors under this Lease, or others, are obtained before the change of use;

(e)	the execution of a deed in a form reasonably required by and prepared on behalf of the Lessor, by the Lessor, Lessee, and Guarantor;

(f)	the execution by the Lessor and the Lessee of an appropriate instrument varying the lease covenant relating to use, which shall be duly stamped and registered;

(g)	the payment by the Lessee to the Lessor of the Lessor’s reasonable costs and disbursements, in accordance with clause 8.

13.3	No warranty of suitability or adequacy

Regarding the present or future suitability or adequacy, for the Lessee’s intended use or the business intended to be conducted by the Lessee, of the Leased Premises, the Building or the fixtures, fittings, furnishings, plant, machinery, equipment, services and facilities provided by the Lessor:

(a)	the Lessee acknowledges that no promise, representation or warranty was given by or on behalf of the Lessor to or on behalf of the Lessee;

(b)	the Lessor makes no warranty;

(c)	any warranties implied under the general law or by statute are excluded under this Lease and negatived to the extent permitted by law.

13.4	Lessee’s responsibility for approvals

(a)

The Lessee has satisfied itself, before entering into this Lease, regarding the need for the availability and existence of all approvals, consents and licences required for use of the Leased Premises by the Lessee for its business and for the intended and permitted use of the Leased Premises.

(b)

The Lessee has full responsibility, at its expense, to ensure that all approvals, consents and licences required by the Lessee for the conduct of the business and use of the Leased Premises are obtained and maintained throughout the term of this Lease and that all their conditions are observed.

13.5	Requiring Lessee to continue trading

The Lessee covenants to keep the Leased Premises open for business and to conduct the Lessee’s business throughout the term of this Lease during the hours of trade customary for business of a like nature, except:

(a)	when the Lessee is prevented from trading in the Leased Premises in Lessee’s control;

(b)	when the business is closed for annual holidays.

13.6	Extended hours

Deleted by mutual agreement.

13.7	Signs on exterior of Leased Premises

(a)

The Lessee may install a sign or signs on the exterior of the Leased Premises to appropriately advertise the Lessee’s business, so long as the sign or signs are in keeping with the standard of other signs in the area and are not offensive or likely to cause damage to the Lessor’s reputation.

(b)	The Lessee is responsible for obtaining all necessary permits and approvals for any signs and ensuring that any signs comply with all relevant laws and regulations.

(c)	Any signs or notices installed by the Lessee are to be maintained by the Lessee in good repair and condition throughout the term of this Lease.

(d)

It is acknowledged by the Lessor and the Lessee that the Lessee has already installed a sign on the exterior of the Leased Premises. The Lessee will at its own cost and expense remove the sign upon termination or expiry of the Lease.

13.8	No alterations to Leased Premises

The Lessee must not, without the Lessor’s prior written consent which the Lessor may refuse, grant or grant subject to conditions at its sole discretion:

(a)	make or permit to be made any alterations or additions in or to the Leased Premises;

(b)

install, or make any additions or alterations to, any electrical, gas, water, plumbing and other services, fixtures, or appliances, or any other equipment or appliances for heating, cooling, ventilating or air conditioning the Leased Premises;

(c)

mark, paint, damage, deface, drive nails or screws into, any walls, floors, ceilings, partitions, or any wood, stone or metal surface of the Leased Premises or the building, except in accordance with clause 13.9.

For clarity, where the Lessor reasonably considers an alteration or addition to be significant, the Lessor may engage an architect, engineer (or both) or similar experts to consider and monitor the Lessee’s proposed alterations. The costs of such expert/s shall be borne by the Lessee.

13.9	Minor alterations to Leased Premises

The Lessee is permitted to drive screws or nails into the walls or floors of the Leased Premises, without the Lessor’s consent, but only in order to affix, using as few nails and screws as are reasonably necessary, decoration, paintings, carpets, and equipment used by the Lessee in its business.

13.10	Lessee’s obligation to comply with regulations

The Lessee must at its expense observe and comply with all laws and requirements relating to:

(a)	the Lessee’s use and occupation of the Leased Premises for the use permitted in this Lease;

(b)	the Leased Premises and facilities by reason of the number, the sex or disability of the Lessee’s employees and other persons working in or entering the Leased Premises;

(c)	the fixtures, fittings, machinery, plant and equipment in the Leased Premises;

(d)	occupational health, safety and environmental matters.

13.11	Compliance with notices

The Lessee must comply with the notices or requirements of the relevant authorities regarding the matters in clause 13.10, whether given to the Lessor or the Lessee.

13.12	Lessee’s prohibitions with reference to use of Leased Premises

The Lessee must not, during the term of this Lease:

(a)	allow the Leased Premises to be used for any illegal, immoral, noxious, dangerous or offensive purpose, activity or occupation.

(b)	use or permit any part of the Leased Premises to be used as sleeping quarters or for residence.

(c)	keep any animals in the Leased Premises.

(d)	hold or permit any auction in the Leased Premises, except in the normal course of the Lessee’s business.

(e)	use or permit the use of any sound producing equipment in the Leased Premises at a volume that may be heard outside the Leased Premises.

(f)	use the Leased Premises in a noisy or in any other manner which would cause damage, nuisance or disturbance to the Lessor, or to the owners or occupiers of adjoining properties.

(g)	trade or display merchandise outside the Leased Premises.

(h)	use the Leased Premises in an excessively noisy or noxious or offensive manner.

(i)

use plant or machinery in the Leased Premises so as to constitute a nuisance or disturbance to the Lessor or to the owners or occupiers of adjoining properties, due to noise, vibration, odours or otherwise.

13.13	Mode of conducting Lessee’s business

The Lessee agrees, regarding the conduct of the business in the Leased Premises, throughout the term of this Lease, to conduct the business in an orderly, efficient and reputable manner.

13.14	Inflammable substances

The Lessee must not bring into, store or use in the Leased Premises any inflammable, dangerous or explosive substances:

(a)	like acetylene, industrial alcohol, burning fluids and chemicals, including in heating or lighting the Leased Premises;

(b)

unless the sale or use of such substances constitutes proper conduct of the Lessee’s business for the permitted use of the Leased Premises and the particular substances are stored and used only while taking all necessary safety precautions and in compliance with all fire and safety regulations relating to such substances.

13.15	Cleaning and hygiene

The Lessee agrees to keep the Leased Premises clean and:

(a)	to have the floor and the interior of the Leased Premises cleaned;

(b)	to have the surfaces of windows and the entrances to the Leased Premises cleaned;

(c)	to have the fittings, equipment and furnishings cleaned as frequently as required to maintain them in a clean condition;

(d)	not allow the accumulation of useless property or rubbish in the Leased Premises.

13.16	Disposal of rubbish

The Lessee will place all rubbish accumulated in the Leased Premises in suitable containers and ensure that all rubbish is removed on a regular basis from the Leased Premises, with a regular basis meaning at least once per week.

13.17	Use of toilets and drainage

The Lessee will:

(a)	not use the toilets, sinks, drainage and plumbing in the Leased Premises or in the building for purposes other than those for which they were designed;

(b)	not place in any of those facilities rubbish, chemicals, contaminated and other substances, which they are not designed to receive or which would infringe health or environmental regulations;

(c)	repair any damage caused to any of those facilities by a breach of subclause (a) or (b) of this clause.

13.18	Pest control

The Lessee must take reasonable precautions to keep the Leased Premises free of cockroaches, insects, rodents and other vermin or pests including birds and, if necessary, will employ and pay the fees of professional pest controllers.

13.19	Infectious illness

If an infectious illness or disease occurs in the Leased Premises or to some person using the Leased Premises, the Lessee must promptly:

(a)	notify the relevant authorities that are required to be advised by law of that occurrence;

(b)	provide a copy of the notification to and inform the Lessor;

(c)	at the Lessee’s expense fumigate and disinfect the Leased Premises, as required by the relevant authorities, and comply with their other requirements in respect of the Leased Premises.

13.20	Overloading electrical supply

The Lessee will not install any electrical equipment that will overload the cables, switchboards and other equipment that supplies electricity to the Leased Premises.

13.21	Lessee’s liability for electrical overloading

If any installations by the Lessee result in overloading that equipment, the Lessee is liable:

(a)	for the costs of repairing any damage;

(b)	for ensuring that the Lessor’s equipment is repaired and restored to working order;

(c)

if necessary, to disconnect the Lessee’s installations or alter or upgrade the electrical supply system at the Lessee’s cost, in order that it will suffice for the additional load imposed by the Lessee’s installations.

13.22	Securing Leased Premises

The Lessee must:

(a)	take reasonable action to secure the Leased Premises against unauthorised entry while the premises are unoccupied;

(b)	securely lock and fasten external doors and windows in the Leased Premises while the premises are unoccupied.

13.23	Lessee’s obligations regarding alarm

The Lessee must:

(a)	service, maintain and repair, when required, any intruder alarm installed in the Leased Premises by the Lessee;

(b)	ensure that any intruder alarm installed by the Lessee is not incompatible with, or does not adversely affect the performance of, any intruder alarm installed by the Lessor;

(c)

allow reasonable access to the Leased Premises to persons nominated by the Lessor, for the purpose of testing, servicing, maintaining and repairing any intruder alarm to the Leased Premises installed by the Lessor.

13.24	Lessor to provide keys

At the commencement of this Lease the Lessor will provide to the Lessee at the Lessor’s cost one set of keys for entry into the Leased Premises.

13.25	Lessee’s obligation regarding keys

The Lessee must:

(a)	provide keys only to the Lessee’s employees;

(b)	keep a permanent record of who is provided with keys, including their issue and return, and allow the Lessor to inspect that record on reasonable notice;

(c)	notify the Lessor promptly if any keys are reported to the Lessee to have been lost, destroyed or stolen;

(d)	pay the Lessor for the cost of supplying any replacement or additional keys;

(e)	return to the Lessor all keys on termination of the Lessee’s tenancy of the Leased Premises.

14.	REPAIRS AND MAINTENANCE

14.1	Lessee’s general repair obligations

The Lessee must keep the Leased Premises, the Services in and to the Leased Premises and the Lessor’s Fixtures and chattels situated in the Leased Premises in good repair and working condition throughout the term of this Lease and any extension or renewal of the term of this Lease and will on expiry or termination of this Lease yield up the Leased Premises to the Lessor in the state of repair and condition as is specified in this clause.

14.2	Lessee’s specific repair obligations

(a)	The Lessee must:

(i)	take reasonable action to prevent the entry of water into the Leased Premises and to keep the Leased Premises watertight and weatherproof;

(ii)	keep and maintain Services to the Leased Premises in good working condition and repair;

(iii)	deleted by mutual agreement;

(iv)	comply with the requirements of statutory and local government authorities relating to the Leased Premises that are imposed on the Lessor as owner of the Leased Premises.

(b)

The Lessee will maintain the Leased Premises in a standard of repair having regard to its standard, quality, nature, character, situation and age, in keeping with comparable commercial buildings of similar nature and quality.

(c)	The Lessee is responsible, in respect of the Leased Premises, for:

(i)	structural repair necessitated by the actions of the Lessee;

(ii)	latent defects caused by the actions of the Lessee.

14.3	Lessee’s additional specific repair obligations

In addition to the Lessee’s obligations under clauses 14.1 and 14.2, the Lessee will throughout the term of this Lease carry out the following repair and maintenance:

(a)

promptly repair or replace all broken, cracked or damaged glass in the Leased Premises, with glass of the same or similar gauge and quality, unless the damage was caused by the Lessor or the Lessor’s trades persons or results from latent defects in the structure of the Leased Premises;

(b)

promptly repair or replace all damaged, broken or faulty light globes, fluorescent lights, power points, light switches, heating (excluding repair and replacement of units), lighting and electrical appliances, services and wiring in the Leased Premises;

(c)

promptly repair and keep in proper working order and free from blockage plumbing fittings, drains, water pipes, sewerage pipes, toilets and sinks, to the extent to which they are situated in or under the Leased Premises and provide Services to the Leased Premises;

(d)	maintain and repair all door and window locks and fittings in the Leased Premises;

(e)

repair any damage or breakage to the Leased Premises, to the Lessor’s Fixtures and property in the Leased Premises, and to Services in the Leased Premises, caused by lack of care or misuse by the Lessee or by its employees or agents.

(f)

Without limiting clause 14.1, the Lessee must at its expense return the Lessor’s Fixtures specified of the Reference Schedule to the Lessor in the Condition they were in at the Commencement Date having allowed for reasonable wear and tear. If necessary, the Lessee must have these fixtures serviced and repaired.

14.4	Lessee carrying out repairs

When carrying out any repairs in accordance with this clause, the Lessee will ensure that:

(a)	appropriately licensed and qualified trades’ persons carry out the work;

(b)	the work is carried out promptly;

(c)	the work is completed in high-class workmanship and with good quality materials;

(d)	fittings and materials of similar style and quality are used to the items being repaired or replaced;

(e)	the required consent or approval or any statutory authority is obtained to carry out the work and the conditions of approval are observed;

(f)	the work is carried out without creating undue noise, nuisance or interference with the use and enjoyment of nearby properties.

14.5	Lessor’s right of inspection

The Lessor, or persons authorised by the Lessor, may enter the Leased Premises:

(a)	to inspect the condition and state of repair of the Leased Premises and Services;

(b)	to ascertain that the Lessee complies with the Lessee’s obligations under this Lease.

14.6	Lessor’s obligation to give prior notice

The Lessor will exercise its entitlement under clause 14.5:

(a)	at reasonable times during business hours on a Business Day;

(b)

after giving not less than seven (7) days prior written notice to the Lessee of the intended time of the inspection, except in an emergency when the Lessor has an additional right to enter the Leased Premises and prior notice is not required before entry and generally in a manner so as to cause a minimum of disruption to the Lessee’s business as is practical in the circumstances.

14.7	Lessor’s right to repair Leased Premises

Lessor’s right of entry

(a)

The Lessor and persons authorised by the Lessor, including consultants and contractors, may enter the Leased Premises, together with tools, equipment and materials, and remain on the Leased Premises, at and for such reasonable times as is necessary for the purpose of carrying out repairs and other work, in accordance with this clause.

Notice before entry

(b)

Before entering the Leased Premises the Lessor is to give to the Lessee not less than seven (7) days prior notice of the intended date and time of entry, its purpose and the likely duration of the intended work, except in an emergency, when prior notice before entry is not required.

Nature of repairs

(c)

The Lessor may carry out repairs, including maintenance, installations, alterations, replacement or renewal, in respect of the building, the Leased Premises and Services to or situated in the Leased Premises, in order:

(i)	to undertake work which the Lessor is required or desires to carry out in accordance with this Lease;

(ii)	to comply with the requirements of any authority;

(iii)	to undertake work which the Lessee:

(A)	failed to carry out, in breach of its obligations under this Lease, or following notice from the Lessor;

(B)	failed to complete in a workmanlike manner;

(iv)	to remove unauthorised work, alterations or signs, undertaken or installed by the Lessee in breach of its obligations under this Lease;

(v)	to restore or rebuild the Leased Premises following damage or destruction.

14.8	Lessee to Redecorate

(a)	Definitions:

The term “redecorate” includes:

(i)	deleted by mutual agreement;

(ii)	replacement of carpets with new carpets. This requirement is only necessary if there has been a significant deterioration in the condition of the carpets since the commencement of the Lease; and

(iii)	treatment as previously treated of all external and internal surfaces of the building as to a specification previously approved by the Lessor.

(b)

The Lessee will redecorate the building to reasonable standards determined by the Lessor prior to the Lessee vacating the Leased Premises or prior to the expiration of each period of ten (10) years calculated from the Commencement Date, whichever event occurs first.

(c)	Lessor’s Approval Required

(i)	The Lessee must obtain the Lessor’s approval prior to carrying out any redecoration.

(ii)	The Lessor may specify the type and colour of paint, material and treatment to be used in connection with the redecoration.

(d)	Failure to Redecorate

(i)	If the Lessee fails to redecorate the building prior to vacating them, the Lessor may redecorate the building at the Lessee’s expense.

(ii)	The Lessor will be entitled to recover from the Lessee:

(A)	the reasonable Cost of redecoration; and

(B)

if the Lessor redecorates the building as soon as practicable after the Lessee vacates, a sum equal to the Rent and any other money being paid by the Lessee at the time it vacated the Premises calculated from the date it vacated the Leased Premises to the date the Lessor completes the redecoration.

(iii)	The Lessee will pay interest in accordance with Item 14 of the Reference Schedule on any money payable by the Lessee under this clause 14.8(d).

(e)	Disputes

(i)

Any disagreement between the Lessor and the Lessee concerning the standard to which the building are to be redecorated will be referred to an independent architect nominated by the president of the Royal Australian Institute of Architects (Western Australian Division) at the request of either party.

(ii)	The nominated architect will determine the disagreement as an expert and not as an arbitrator and his decision will be final and binding on the Lessor and the Lessee.

(iii)	The costs of the nominated architect will be paid equally by the Lessor and the Lessee.

(f)	New Condition

(i)

If the Lessee is required to redecorate the building, remove any partitions not existing as at the commencement of the Lease, fittings or fixtures, replace or repair any carpet or do any other work, the Lessee will, at its expense, restore the Leased Premises to a new condition regardless of their condition at the commencement of the Lessee’s occupation.

(ii)

For the purpose of clause 14.8(f), “new condition” means replacing with new parts any parts of the Leased Premises which have been lost, are missing or, in the Lessor’s reasonable opinion, have been damaged and need to be replaced.

15.	INSURANCE

15.1	Lessor’s insurances

Lessor’s obligation to insure

(a)	The Lessor is to effect and maintain throughout the term of this Lease a comprehensive insurance policy:

(i)	for the full insurable and replacement value of the Leased Premises and the Lessor’s plant, equipment and property in the Leased Premises;

(ii)

including for the costs of demolition, site clearance, removal of debris, professional and other costs of planning and other approvals and for reinstating or replacing the Leased Premises and Services;

(iii)

against loss or damage to the Leased Premises by fire, storm, tempest, earthquake, lightning, explosion, and other risks usually covered under a comprehensive insurance policy for fire and related risks.

Replacement of property

(b)

In the event of loss or damage to the Lessor’s property covered by the insurance under clause 15.1(a) the Lessor will promptly replace, repair or reinstate the damaged or destroyed property and utilise the insurance proceeds.

(c)	The Lessor is not required to repair, replace or reinstate the Lessor’s property, when the following conditions are satisfied:

(i)	the Leased Premises has been seriously damaged and is required to be substantially rebuilt or replaced; and

(ii)	the Lessor is unable:

(A)	to obtain planning or building consents to a reinstatement of a building of substantially similar size and lettable space;

(B)	to obtain consents without the imposition of conditions which would render compliance by the Lessor unreasonable or not financially viable as a property investment;

(C)	to reinstate the Leased Premises due to circumstances beyond the Lessor’s control.

15.2	Lessee’s insurances

The Lessee is to effect and maintain throughout the term of this Lease the following insurances:

Public Risk

(a)	a public risk insurance policy:

(i)	in the form of a standard public risk policy or in the form commonly used by the Lessee’s insurer and by some other reputable insurers;

(ii)	(A)	in the sum in $20,000,000 in respect of any single event or accident;

(B)

or for such higher amount as the Lessor, acting reasonably and prudently, may require, during any year of the term of this Lease or any term of extension or renewal after the first year of the Term of this Lease;

(C)

relating to the Lessee’s liability for death, personal injuries and property damage arising from the Lessee’s occupancy of the Leased Premises, whilst entering, leaving, using and being in the Leased Premises, in circumstances in which the Lessee may incur liability for the injury, loss or damage;

(D)	and extended to include claims, risks and events covered under indemnities provided by the Lessee to the Lessor under this Lease.

Plate glass

(b)	for the full replacement value, through breakage or damage from any cause:

(i)	of all plate and other glass in windows, doors, shop front, display cases and other fixed glass in the Leased Premises;

(ii)	of any doors, windows or other frames containing the glass;

within or forming part of the Leased Premises.

Lessee’s property

(c)	a comprehensive insurance policy:

(i)	for the full insurable and replacement value of the Lessee’s fixtures, fittings, plant, equipment and stock in trade in the Leased Premises;

(ii)	against loss or damage by fire, storm, tempest, earthquake, lightning, explosion, burglary and other risks usually covered under a comprehensive insurance policy for fire and related risks.

Workers’ compensation

(d)	a workers’ compensation insurance policy, providing the necessary prescribed cover in respect of the Lessee’s employees for workers’ compensation, as required by law.

15.3	Insurer and conditions

(a)	the Lessee’s insurances are to be effected with one or more insurance companies that are respectable, reputable and financially sound.

Joint insurances

(b)	the Lessee’s insurances relating to public risk, plate glass and the Lessee’s property (in order to cover fixtures):

(i)	is to be in the joint names of the Lessor and the Lessee; or

(ii)	are to expressly cover the Lessor and Lessee’s interests;

and if requested by the Lessor (at any time), is to include the interest of any mortgagee over the Leased Premises.

(c)	Payment of premium

(i)	the Lessee is to pay punctually when due the insurance premiums and other moneys payable to effect and maintain the insurances required under this clause.

(ii)

if the Lessee fails to pay an insurance premium when due, the Lessor may make that payment, which will become due and payable by the Lessee to the Lessor, together with interest, within seven (7) days after service of written notice by the Lessor on the Lessee requiring payment.

(d)	Replacement of property

(i)

in the event of loss or damage to the Lessor’s or Lessee’s property which is covered by insurance effected by the Lessee, the Lessee with promptly replace, repair or reinstate the damaged or destroyed property, utilising the proceeds from the insurance.

(ii)

the Lessee will pay any additional costs of replacement, repair or reinstatement not covered by the proceeds from the insurance, unless the Leased Premises is seriously damaged or destroyed and is not repaired or reinstated by the Lessor or this Lease is terminated as a consequence of the damage or destruction.

(iii)

in the events under subclause (d)(ii), the proceeds from any insurance effected by the Lessee in respect of damage or loss to the Lessor’s property is to be remitted to the Lessor as compensation for its loss.

Proof of insurances

(e)	The Lessee shall provide to the Lessor promptly and without demand:

(i)	copies of its policies of insurance including the application, policy and schedule

(ii)	copies of its Certificates of Insurance showing the insurance as current; and;

(iii)	a copy of the last receipt for the payment of the Premium as proof of currency of those insurance.

16.	LESSOR’S COVENANTS, OBLIGATIONS AND RESERVATIONS

16.1	Lessor’s covenant for quiet enjoyment

The Lessor covenants with the Lessee that while the Lessee complies with the financial and other obligations under this Lease, the Lessee may occupy and have the use and enjoyment of the Leased Premises for the term of this Lease without interruption or disturbance from the Lessor and other persons lawfully claiming through or under the Lessor.

16.2	Lessor’s entitlement to alter Leased Premises

Work in Leased Premises

(a)	The Lessor may carry out any building work in the Leased Premises, but without that work altering or interfering unduly with the Leased Premises.

Extent of building work

(b)	The Lessor is entitled to:

(i)	repair, renovate or refurbish the Leased Premises;

(ii)	alter the grounds and gardens of the Leased Premises, including their size, nature and arrangement;

(iii)	extend or alter the Leased Premises;

(iv)	add to and alter the car parking facilities, alter their location and the direction and access to those facilities;

(v)	alter the access to the Leased Premises, including for pedestrians or for vehicles.

16.3	Additions to building and New Buildings

(a)

The Lessor reserves the right to renovate, re-model, extend, add to, alter and/or build additional storeys on the building of which the Leased Premises are part and no such additions or additional storeys shall form part of the Leased Premises PROVIDED however that the Lessor shall give three (3) months’ notice in writing to the Lessee of any proposed works and shall ensure that any such works are carried out in such manner as to cause a minimum of inconvenience to the Lessee.

(b)

The Lessor also reserves the right to construct other buildings or improvements on the Common Areas (if any) including multideck parking facilities and in so doing the Lessor shall endeavour to leave adequate space in the Common Areas for the purpose for which the Common Areas are designed without any obligation however to do so.

(c)

The Lessor also reserves the right to add to, alter and do such buildings and works as may be required in order to strata title the property of which the Leased Premises forms a part (the “Property”) inclusive of but not limited to the extending of walls from the ceiling height to and/or through the roofed area, the inclusion of any additional toilets or other facilities and generally to meet any proper requirements of the Local Authority, Planning Commission and other such parties whose permission may be required to strata title the Property to the intent that the various shops therein shall each become a strata title lot on a strata plan PROVIDED however that the Lessor shall give three (3) months’ notice in writing to the Lessee of any proposed works and shall ensure that any such works are carried out in such manner as to cause a minimum of inconvenience to the Lessee.

(d)

The Lessee acknowledges that the terms of this Lease have been negotiated and the Lessee has entered into this Lease with full knowledge that the Lessor may during the Term carry out or is in the process of carrying out renovations and in particular such works as may be required to enable the Property to be strata titled and the Lessee hereby covenants and agrees that it will consent to and where necessary give such reasonable assistance as may be required to effect both such renovations and alterations for the purpose of strata titling and will sign such documents and do such things as may be required for application for and completion of a strata plan.

16.4	Lessor’s dealing with title

(a)

The Lessor expressly reserves to itself the right to deal with the titles that the Leased Premises are contained within (“the titles”), whether that be for purpose of sale, amalgamation, subdivision, refinancing or whatever BUT so that no dealing with the title interferes with the Lessee’s rights under this Lease to continued occupation of the Leased Premises.

(b)	The Lessee agrees that it will not object to any action by the Lessor in dealing with the titles pursuant to clause 16.4(a).

(c)

In the event that the Lessee has registered a lease, or a caveat over the titles, then the Lessee will at the Lessor’s request sign a withdrawal of caveat (or deregister that lease) to allow any dealing with the titles BUT the Lessor expressly agrees that the Landgate filing fee of any such withdrawal or deregistration will be the cost of the Lessor and that the Lessee may lodge a replacement caveat to ensure that the interest of the Lessee protected by the caveat is not materially diminished. The replacement registration of caveat or lease will be at the Lessee’s cost except that the Lessor shall reimburse the Lessee for the Landgate registration fee for the replacement caveat or lease.

16.5	Miscellaneous reservations

For sale and for lease signs

(a)	The Lessor may install on the external walls of the Leased Premises for sale signs if the Leased Premises are offered for sale or for lease signs during the last four (4) months of a lease term.

(b)	Right to inspect Leased Premises for sale or reletting

(i)

the Lessor, its employees, agents and persons authorised by the Lessor, may, upon giving reasonable notice prior to entry, enter and remain on the Leased Premises, for reasonably short periods of time, for the purpose of inspecting the Leased Premises, with a prospective purchaser or mortgagee of the Leased Premises or with a prospective lessee of the Leased Premises.

(ii)	the right to enter and inspect the Leased Premises shall be exercised:

(A)	during the last four (4) months of the lease term, with prospective lessees;

(B)	during four (4) hours in any week, to be nominated by the Lessor, with prospective purchasers or mortgagees of the Leased Premises.

Passage of Services

(c)

The Lessor reserves the right to maintain Services to the Leased Premises, by having those Services pass through or under the Leased Premises, and to have access to those Services for the purpose of maintenance, repair or replacement, or to provide additional Services through or under the Leased Premises.

17.	DEFAULT AND TERMINATION

17.1	Lessee’s obligation to yield up Leased Premises

The Lessee agrees, immediately on the expiry or legally effective termination of this Lease, to yield up possession and control over the Leased Premises to the Lessor, in the condition and state of repair as required under this Lease.

17.2	Essential terms of Lease

It is agreed that the following obligations by the Lessee are essential terms of this Lease:

(a)	the covenant to pay rent throughout the Lease term at the due date for the payment of each monthly instalment of rent (clause 4);

(b)	the covenant to pay outgoings throughout the Lease term at the due date for the payment of outgoings (clause 4.2);

(c)	the covenants dealing with guarantee and security (clause 10);

(d)	the covenants dealing with assignment and subletting (clause 12);

(e)	the covenants dealing with the use of the Leased Premises (clause 13);

(f)	the covenants dealing with repairs and maintenance (clause 14);

(g)	the covenants dealing with insurance (clause 15)

17.3	Lessor’s entitlements after Lessee vacates during lease term

(a)	If the Lessee vacates or abandons the Leased Premises during the lease term in breach of the Lessee’s obligations under this Lease, the Lessor may:

(i)	accept the keys to the Leased Premises from the Lessee;

(ii)	renovate, restore and clean the Leased Premises;

(iii)	change the locks and secure the Leased Premises;

(iv)	permit prospective Lessees to inspect the Leased Premises.

(b)	If the Lessor takes any action in subclause (a) of this clause the parties agree that the Lessor’s conduct shall not constitute:

(i)	a re-entry or termination of this Lease;

(ii)	the acceptance of a surrender of this Lease.

17.4	Power of attorney by Lessee to Lessor

Appointment

(a)	The Lessee appoints the Lessor (and its successors and assigns, being the owner of the property for the time being) the Lessee’s attorney with the powers contained in this clause.

Irrevocable power

(b)	This power of attorney is:

(i)	irrevocable by the Lessee,

(ii)

granted by the Lessee for valuable consideration (the grant of this Lease by the Lessor), to secure the performance of the Lessee’s obligations and the Lessor’s proprietary interest over the Leased Premises.

Extent of power

(c)	The Lessor as the Lessee’s attorney and in the name and on behalf of the Lessee may:

(i)

remove from the Leased Premises, store and sell, any plant, equipment, chattels and other property left on the Leased Premises by the Lessee, after the Lessee has vacated the premises and this Lease is terminated or has expired;

(ii)	surrender this Lease, after:

(A)	the Lessor has become entitled to terminate this Lease; and

(B)	the Lessee vacates or abandons the Leased Premises; or

(C)	the Lessor terminates this Lease by serving notice of termination;

(iii)	withdraw any caveat lodged by the Lessee in respect of this Lease, after the Lessor effectively terminates this Lease.

(d)	The Lessor may:

(i)	act as attorney under this clause during the continuance of this Lease and during the period of three (3) months after the termination of this Lease;

(ii)	register this Lease (or lease provision) as a power of attorney, at any time including after the termination of this Lease, if that is required for the exercise of any power;

(iii)	ratify and confirm any power when exercised under this clause, as attorney and agent for the Lessee.

17.5	Termination of Lease for default

(a)	Each of the following constitutes default by the Lessee under this Lease:

(i)

the failure to pay to the Lessor rent or comply with any other financial obligation under this Lease, including the payment of outgoings, for a period in excess of fourteen (14) days after the due date for payment, whether a formal demand for payment has or has not been made;

(ii)	the failure to comply with an essential term of this Lease;

(iii)	any serious, persistent and continuing breach by the Lessee of its covenants and obligations under this Lease;

(iv)

the Lessee abandons, vacates or otherwise surrenders the Leased Premises or assigns, sublets or otherwise ceases to be in possession or control of the Leased Premises without the prior written consent of the Lessor; or,

(v)	an Insolvency Event occurs in respect of the Lessee or the Guarantor.

Termination after default

(b)

The Lessor may terminate this Lease, after default by the Lessee in accordance with clause 17.5 and continuance of the default, after the Lessor shall have served a legally effective notice of breach of covenant (if required) by:

(i)	re-entering and taking possession of the Leased Premises, using reasonable force to secure possession;

(ii)	serving on the Lessee written notice terminating this Lease;

(iii)	instituting proceedings for the possession against the Lessee;

(iv)	taking the actions in both (i) and (ii) or in (ii) and (iii).

17.6	Lessor’s entitlement to damages

(a)	Damages for breach of for repudiation

(i)	in the event that the Lessee’s conduct (whether acts or omissions) constitutes:

(A)	a repudiation of this Lease (or of the Lessee’s obligations under this Lease);

(B)	a breach of any Lease covenants;

(C)	a breach of an essential term of this Lease;

the Lessee covenants to compensate the Lessor for the loss or damage suffered by the Lessor as a consequence of the repudiation or breach, whether this Lease is or is not terminated for the repudiation, breach or on any other ground.

(ii)	the Lessor’s entitlement to damages is in addition to any other remedy or entitlement, including termination of this Lease.

(iii)

the Lessor is entitled to recover damages against the Lessee in respect of the repudiation or breach of covenant or essential term for the loss suffered by the Lessor during the term of this Lease, including the periods before and after termination of this Lease.

(iv)	the Lessor’s entitlement to recover damages is not affected or limited by any of the following:

(A)	if the Lessee abandons or vacates the Leased Premises;

(B)	if the Lessor elects to re-enter or to terminate the Lease;

(C)	if the Lessor accepts the Lessee’s repudiation;

(D)	if the parties’ conduct constitutes a surrender by operation of law.

Additional entitlements of Lessor

(b)	The Lessor’s entitlement to damages is in addition to:

(i)	the entitlement to recover rent, rates, taxes, outgoings and operating expenses until the date of expiry or termination of this Lease;

(ii)	interest on late payments in accordance with this Lease;

(iii)	costs of any breach or default, including the costs of termination.

17.7	Reinstatement and Removal of Lessee’s property

On termination or expiry of this Lease (including a situation where the Lessee abandons or vacates the Leased Premises) the reinstatement and removal provisions in this clause 17 shall apply:

17.8	Lessee’s obligation to remove property

(a)

The Lessee is to remove all its property, including furniture, plant, equipment and stock in trade, from the Leased Premises, before the expiry or termination of this Lease or, if it is terminated by the Lessor, within fourteen (14) days after this Lease is terminated.

(b)	The Lessee will also remove:

(i)	any alterations, additions, fixtures, partitions and fittings made or installed by the Lessee in the Leased Premises during this Lease;

(ii)	all signs and notices erected or affixed by the Lessee to the Leased Premises;

(iii)	all nails and screws inserted by the Lessee into any part of the Leased Premises;

(c)

The provisions of this clause 17.8 do not apply to any alterations, additions, fixtures, partitions, fittings, signs, notices, nails or screws, that the Lessor has advised the Lessee in writing are not required to be removed or reinstated.

17.9	The Lessee will reinstate:

(a)	the Leased Premises to their condition before any alterations, additions, installations and partitions were made or installed by the Lessee; and

(b)	make good, in a proper and workmanlike manner, any damage caused to the Leased Premises by the installations and their removal.

17.10	Lessee’s failure to remove property

The Lessee will comply with the obligations under clause 17 (to remove the Lessee’s property and to clean, repair or restore the Leased Premises)

(a)	before the expiry or termination of this Lease;

(b)	if this Lease is terminated suddenly or unexpectedly, by forfeiture, destruction or other event, within fourteen (14) days after the termination of this Lease.

17.11	Lessee’s failure to remove property

If the Lessee fails to comply with the obligations under clauses 17.7 to 17.10 within the specified time frames, the Lessor may:

(a)

cause the removal, reinstatement and repairs to be carried out, but being exempted from any liability to the Lessee for loss or damage to any of its property except through the gross negligence of the Lessor, its employees or agents;

(b)	have that property removed from the Leased Premises and stored, using reasonable care in removing and storing the property,

(c)	sell or otherwise dispose of all or any of the Lessee’s property, with or without removing them from the Leased Premises, in the name of and as agent for the Lessee.

AND

(d)

In respect of all or any of the Lessee’s property that the Lessee has failed to remove from the Leased Premises, the Lessee is deemed to have abandoned the property and title to it and the Lessor at its option acquired title to that property through abandonment.

(e)	The Lessor is not obliged to account to the Lessee for the value of any property whose title vests in the Lessor by abandonment.

(f)

if the Lessor incurs further loss in reletting the Leased Premises by reason of the Lessee’s failure, the Lessor may recover from the Lessee the loss of rent and operating expenses which would have been received from a prospective Lessee.

17.12	Lessee’s responsibility for damages and costs

(a)

The Lessee is not to cause any damage to the Leased Premises while removing its property, is to leave the Leased Premises clean and tidy after the removal and is to be liable for the cost of repair of the damage caused by or during the removal.

(b)	The Lessee is responsible for and indemnifies the Lessor in respect of:

(i)	any loss or damage caused by the Lessee, its employees or agents during the removal of the Lessee’s property from the Leased Premises;

(ii)	the costs of removal, storage and sale of any of the Lessee’s property.

18.	REDEVELOPMENT

18.1	Right to redevelop

If at any time the Lessor wishes to renovate, demolish, alter, or extend all or any of the Building or the Land (referred to hereafter as a "Redevelopment") and:

(a)	requires the whole or any part of the Leased Premises for the purposes of the Redevelopment; or

(b)	the Lessor considers that the Redevelopment would be likely to render the Leased Premises unsafe or substantially inaccessible, whether temporarily or permanently;

then the Lessor may terminate this Lease and the term and any extension or renewal thereof on the further terms of this clause 18.

18.2	Termination of Lease

(a)

Subject to the remaining provisions of this clause 18, if the conditions in either clause 18.1(a) or 18.1(b) is satisfied, Lessor is entitled to terminate this Lease by notice in writing to the Lessee (the “Termination Notice”).

(b)

This Lease will terminate upon the expiry of six (6) months after the service of the Termination Notice on the Lessee, or such longer period as is set out in the Termination Notice. The date of the expiry of the Termination Notice shall be in this clause 18, referred to as “the Expiry Date”.

(c)

On the Expiry Date, the Lessee will deliver up vacant possession of the Leased Premises to the Lessor and this Lease will be deemed surrendered, so that the leasehold estate of the Lessee merges with the freehold estate of the Lessor.

(d)	The termination and deemed surrender of this Lease does not release the Lessee or Lessor from any antecedent liability to each other for a breach of this Lease.

18.3	Offer of New Premises

(a)

As soon as is reasonably practicable after the service of the Termination Notice, the Lessor must serve on the Lessee an offer to (“the Offer”) lease for alternate premises (“the Alternate Premises”) in the redeveloped Building, which must contain the following:

(i)	premises of substantially the same size as the existing Leased Premises;

(ii)	premises with substantially the same linear street frontage as the existing Leased Premises;

(iii)	premises with substantially the same traffic flow and trade prospects as the existing Leased Premises;

(iv)	premises with substantially the same facilities as the existing Leased Premises;

(v)	premises with substantially the same parking facilities as the existing Leased Premises;

(vi)	rent at substantially the same rate per square metre as was being charged at the termination of this Lease;

(vii)	a clause requiring the Lessor to pay the reasonable costs of the new lease (except stamp duty);

(viii)	a clause requiring the new lease to be on reasonably equivalent terms to this Lease;

(ix)

that the lease of the Alternate Premises will be for such period as the Lessor and the Lessee shall agree, but in any event shall not be shorter than the balance of the unexpired term of this Lease or any renewed term, with any unused options of renewal also included; and

EXCEPT that in determining what the phrase “substantially the same” means in this clause (other than in relation to subclause (vi) above) a variation of plus or minus ten percent (+ or - 10%) is to be allowed and the provision of services or facilities of a greater benefit to the Lessee is also to be allowed.

(b)

Unless the Lessor complies with clause 18.3(a) any Termination Notice will be ineffective and the six (6) month time period will not run, until such time as the Lessor has complied with clause 18.3(a).

18.4	Lease of Alternate Premises

The lease of the Alternate Premises offered to the Lessee in the Offer, shall:

(a)	commence on the later of:

(i)	the day following the Expiry Date; and

(ii)	the day which is fourteen (14) days after the date on which the Alternative Premises are ready for the Lessee to commence its fitout.

(b)	contain substantially the same terms as this Lease and in particular shall reflect the matters set out in clause 18.3(a) above.

PROVIDED THAT if the Lessee wishes to take up the Offer of the Alternate Premises, the Lessee must accept the Lessor's offer thereof within twenty one (21) days of service of the Offer. If the Lessee fails to provide such notice within the time allowed, the Lessee shall have been taken to have declined the Offer and shall have no further rights as against the Lessor in respect of the termination of the Lease under this clause 18 and shall execute such deed of surrender of this Lease as the Lessor shall reasonably require, within fourteen (14) days of their presentation to the Lessee by the Lessor.

18.5	Lessee's Acknowledgements

The Lessee hereby acknowledges that:

(a)

the Lessee may be required to vacate the Leased Premises before the Alternate Premises are available for occupation and the Lessor does not represent or warrant that there shall not be any interruption to the continuity of the operation of the Lessee's business; and the Lessee shall not be entitled to any compensation from the Lessor in respect of any matter arising out of any break in continuity;

(b)	the Lessee shall be in all respects responsible for fitting out the Alternate Premises and shall not be entitled to any contribution to its costs from the Lessor;

(c)

the Lessee will execute all documents necessary to give effect to the granting to the Lessee of a tenancy in the Alternate Premises, within fourteen (14) days of their presentation to the Lessee by the Lessor.

19.	DAMAGE OR DESTRUCTION AND RENT ABATEMENT

19.1	Definitions

In this clause 19:

(a)	“reinstatement notice” means a notice given by the Lessor to the Lessee of the Lessor’s intention to carry out the reinstatement works; and

(b)	“reinstatement works” means the work necessary to reinstate the Building; or make the Leased Premises fit for occupation and use or accessible by the Lessee.

19.2	Abatement

(a)	If for a period exceeding twenty one (21) days the Leased Premises are damaged or destroyed so as to render any part of the Leased Premises wholly or substantially:

(i)	unfit for occupation and use by the Lessee; or

(ii)	inaccessible having regard to the nature and location of the Leased Premises and the normal means of access to them;

then from the date that the Lessee notifies the Lessor of the damage or destruction (“damage notice”) the Rent; any other money payable by the Lessee; and, the covenant to repair and maintain, will abate according to the nature and extent of the damage or destruction sustained.

(b)	If clause 19.2(a) applies, the remedies for:

(i)	recovery of the Rent and any other money or a proportionate part falling due after the damage or destruction; or,

(ii)	enforcement of the covenant to repair and maintain;

will be suspended (or partially suspended as the circumstances require) from the date of the damage notice until the Leased Premises are:

(iii)	restored;

(iv)	made fit for the Lessee’s occupation and use; or

(v)	made accessible.

19.3	Lessor’s entitlement to terminate Lease

(a)

The Lessor may terminate this Lease when the Leased Premises are seriously damaged by fire, storm, tempest, earthquake, lightning, explosion, or other similar event, in any of the following circumstances:

(i)	when the Leased Premises are required to be demolished and wholly replaced;

(ii)	when the serious damage or destruction extends to more than fifty per cent (50%) of the Leased Premises;

(iii)	when the Lessor is not required to repair, replace or reinstate the Leased Premises under this Lease;

(iv)	when the Leased Premises cannot be repaired or reinstated by the Lessor, acting reasonably and promptly, within six (6) months after the damage;

(v)	when the Leased Premises are incapable of being used and occupied due to the damage; or

(vi)

when the decision as to whether to restore, reinstate or rebuild is properly that of a strata company and the strata company elects not to do so or does not do so within the time frames allowed in this clause 19.

(b)	In any of the circumstances specified in sub clause (a) of this clause, the Lessor may give written notice at any time terminating this Lease on thirty (30) days’ notice.

19.4	Lessee’s entitlement to terminate Lease

Subject to clause 19.5, the Lessee may terminate this Lease when the Leased Premises are seriously damaged by fire, storm, tempest, earthquake, lightning, explosion, or other similar event, or the Leased Premises are rendered incapable of being used and occupied as a consequence of serious damage from such an event, in any of the following circumstances:

(i)	when the Lessor takes no action to repair or reinstate the Leased Premises for a consecutive period of three (3) months, at any time after the date of the damage.

(ii)	when the Leased Premises will not be capable of being used and occupied for a period in excess of six (6) months from the date of the damage.

In any of the circumstances specified in clause 19.4, the Lessee may give thirty (30) days written notice terminating this Lease.

19.5	Exceptions

Clauses 19.2, 19.3 and 19.4 will not apply where an insurer under any policy effected by the Lessor (or by the Lessee or a strata company in place of the Lessor) refuses indemnity or reduces the sum payable under the policy because of any act or default of the Lessee or the Lessee’s Employees.

19.6	Antecedent Rights

No liability will attach to either party because of termination of this Lease under this clause 19 but that termination will be without prejudice to the rights of either party for an antecedent breach or non-observance of any provision of this Lease.

19.7	Dispute

(a)	If the parties have any dispute regarding the Lessee’s entitlement to abatement, its period or amount, a loss assessor shall determine the dispute:

(i)

who is a then a member of the Insurance Council of Australia Ltd and is experienced in assessing premises of the nature of the Leased Premises and is nominated by the President for the time being or senior officer of that Council on the application of either party;

(ii)	acting as an expert;

(iii)	who is entitled to accept written submissions and expert reports from either party;

(iv)	whose costs shall be borne equally by the parties;

(v)	whose decision is final and binding on the parties.

(b)	If the loss assessor nominated under subclause (a) fails to proceed or to determine the dispute, either party may seek the nomination of another loss assessor in accordance with subclause (a).

19.8	Lessor Not Obligated to Reinstate

Nothing in this Lease obliges the Lessor to reinstate the Building or the Leased Premises or the means of access to them.

19.9	Proceeds of Insurance

If the Leased Premises are damaged or destroyed and the Lease is terminated under this clause 19, the Lessee will have no interest in the insurance proceeds.

20.	ENVIRONMENTAL CONTAMINATION

20.1	Definitions

For the purposes of this clause:

(a)	“Contaminant” means a solid, liquid, gas, radiation or substance which makes or may make the condition of the Leased Premises or groundwater beneath or part of the surrounding environment:

(i)	unsafe, unfit or harmful for habitation or occupation by persons or animals or the growth of plants;

(ii)	such that it does not satisfy the contamination criteria or standards published or adopted by EPA from time to time; or

(iii)	unfit for any use permitted under the planning scheme as amended from time to time,

and “Contamination” shall be construed accordingly.

(b)

“Environmental Laws” means all laws (including common law, Acts of Parliament, regulations, policies and by-laws and all licences, permits, notices and consents or approvals made pursuant to such laws) which regulate the environment including, but not limited to laws relating to planning, pollution, chemicals, waste and the use, handling, storage or transport of dangerous goods or substances or any other aspect of protection of the environment or person or property.

(c)	“Environmental Loss” means any loss incurred by the Lessor as a result of or in connection with its occupation of the Leased Premises which relates to:

(i)	any Contaminant present at or emanating from the Leased Premises; or

(ii)	any breach of any Environmental Laws; or

(iii)	any requirement by the EPA or any other person who is entitled to take any action with respect to the Leased Premises which is enforceable under any Environmental Law; or

(iv)	any breach of a warranty in this clause.

(d)	“EPA” means the Environment Protection Authority or its successor or other organisation replacing it and includes any other statutory body authorised to enforce Environmental Laws.

(e)

“Loss” means any loss, damage, cost, interest, expense, fee, penalty, fine, forfeiture, assessment, demand, action, suit, claim, proceeding, cause of action, liability or damages incurred by a person and includes:

(i)	the cost of any action taken by the person to protect itself against any such losses or to preserve any right it has;

(ii)	any taxes or duties payable by the person; and

(iii)	where applicable, legal costs on an indemnity basis or solicitor and own client basis, whichever is the higher.

(f)

“Waste” means any discarded, rejected, unwanted or surplus matter resulting from the Lessee’s use of the Leased Premises and in particular from the grit blasting process, whether or not that matter is intended for use, recycling, reprocessing, recovery or purification by a third party.

20.2	Compliance with Legislation and Contamination

The Lessee covenants that it will comply with all Environmental Laws and that it will not cause or contribute to Contamination of the Leased Premises or any part of the surrounding environment.

20.3	Indemnity

(a)

Subject to clause 20.3(b), the Lessee must indemnify the Lessor against any Environmental Loss incurred by the Lessor as a result of or in connection with the Lessee’s occupation of the Leased Premises.

(b)

The Lessee is not obliged to indemnify the Lessor under clause 20.3(a) to the extent that the Environmental Loss was caused by the Lessor. In resolving any dispute as to whether Environmental Loss was caused by the Lessor, the onus will be on the Lessee to prove on the balance of probabilities that the Environmental Loss was caused by the Lessor. In the absence of proof that the Lessor caused the Contamination, it will be presumed that the Contamination was caused by the Lessee.

20.4	Notification

The Lessee must notify the Lessor immediately of:

(a)	any accident, spillage or other events causing Contamination;

(b)	any material breach of an Environmental Law on or in relation to the Leased Premises or this Lease;

(c)	any material alteration of the Leased Premises by the Lessee in order to comply with or relating in any way to any Environmental Law;

(d)	the Lessee becoming aware that the EPA, a Court or government agency has issued any notice, order or requirement under any Environmental Law relating to the Leased Premises;

(e)	any action or proceeding which is issued or threatened against the Lessee by any third party as a result of or in connection with the Lessee’s occupation of the Leased Premises; or

(f)	anything else which occurs that the Lessee may reasonably consider material in relation to the Contamination of the Leased Premises.

20.5	Enforcement of Rights Against Third Parties

The Lessee must do and concur in doing and permit to be done all such acts and things as may be necessary or reasonably required by the Lessor for the purpose of enforcing rights and remedies or obtaining relief or indemnity from third parties who have caused or contributed to Contamination of the Leased Premises during the Term, including but not limited to:

(a)	making an application for compensation pursuant to the legislation; and

(b)

if appropriate, commencing or joining in or rendering reasonable assistance in respect of, an action against any third party who may have caused or contributed to such Contamination or may otherwise by wholly or partly responsible for such Contamination.

20.6	Clean Up of Leased Premises

At the expiration or earlier termination of this Lease, the Lessee must leave the Leased Premises in a clean and evenly graded condition which in the Lessor’s opinion will enable the Leased Premises to be used for their existing use.

20.7	Waste

The Lessee covenants that all Waste will be removed from the Leased Premises and disposed of in accordance with any applicable Environmental Laws.

20.8	Costs

All works done and expenses incurred under this clause must be done at the expense of the Lessee.

21.	MISCELLANEOUS

21.1	Service of notices

Notice

(a)	Any notice, document or demand (called “notice”) under this Lease must be served in accordance with this clause.

Signature of notice

(b)	The notice is to be in writing, signed by the party giving it, or by the party’s duly authorised officer (if a corporation), agent or solicitor.

Service of notice

(c)	A notice may be served on a party to this Lease, including their successors, assigns, and guarantors:

(i)	by personal delivery to that party or if more persons than one are lessors or lessees to any one of them;

(ii)	by delivering the notice to the Leased Premises and leaving it with an employee of the Lessee;

(iii)	by delivering the notice to the Lessor’s business address and leaving it with an employee of the Lessor;

(iv)	by sending it, addressed to the party at that party’s address in this Lease, by prepaid post;

(v)	if the Lessor maintains a managing agent, by delivering any notice addressed to the Lessor to that office while it is open and leaving it with a person working in that office;

(vi)	by transmitting it by facsimile to a facsimile number provided for the purpose.

(d)	Additional or altered address

(i)	Either party may advise the other party of an additional or an altered address for the service of notices, which is within the State.

(ii)

If a party advises of an address for service which is a post office box that party must also advise of a physical/street address where documents may be personally served (eg by a bailiff or process server).

Time of service

(e)	A notice is considered to have been served:

(i)	at the time of delivery;

(ii)	on the third Business day after the day on which it is posted, the first Business day being the day of posting;

(iii)

if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within one Business Day after the transmission, the recipient informs the sender that it has not received the entire Notice. Further, if the delivery, receipt or transmission is not on a Business Day or is after 4.00pm on a Business Day (in the place of receipt), the Notice is taken to be received at 9.00am on the next Business Day.

(f)	This clause does not preclude other methods or modes of service permissible by law

21.2	Trustee provisions

(a)

Where the Lessee enters into this Lease as trustee for a trust, the Lessee enters into this Lease in its personal capacity and also as trustee of the trust and the Guarantor agrees and warrants to the Lessor that the Lessee has full power under the deed of trust to enter into this Lease and also warrants that:

(i)	the trust is lawfully constituted and has been properly executed;

(ii)	the trust remains unrevoked and will remain unrevoked during the continuance of this Lease;

(iii)	the assets of the trust as well as the personal assets of the Lessee and the Guarantor will remain available to satisfy the obligations of the Lessee under this Lease;

(iv)	the consents of all people necessary to execute this Lease and bind the property of the trust have been obtained;

(v)	no one has taken action or threatened to take any action to wind up the trust and there are no outstanding claims against the trust by anyone; and

(vi)

no facts are known to the Lessee or Guarantor whereby the trust might be wound up voluntarily or otherwise or the assets of the trust might be vested in some other person or that the trust may cease to operate.

(b)

If the Lessor has entered into this lease as trustee of a trust and in no other capacity the Lessor is not liable personally to the Lessee for any breach of the terms, covenants, conditions, agreements, provisions, stipulations and obligations contained in, and implied by, this lease and, in respect of any breach by the Lessor, the Lessee is only able to claim damages from the Lessor to the extent that the Lessor is able to be reimbursed from the net assets of that trust and no officer of the Lessor is liable personally to the Lessee.

21.3	No absolute caveat

(a)	The Lessee agrees with the Lessor that neither the Lessee nor any person on behalf of the Lessee will lodge an absolute caveat against the Leased Premises or register this Lease.

Subject to interest caveat

(b)	The Lessee agrees with the Lessor that the Lessee can lodge a subject to interest caveat against the Leased Premises which will:

(i)	forbid the registration by any person of any dealing affecting the Lessee’s interests, unless that instrument is expressed to be subject to the Lessee’s leasehold claim;

(ii)	be withdrawn by the Lessee (at the Lessee’s cost) at the termination of this Lease, whether by effluxion of time or otherwise.

21.4	Waiver

(a)	No waiver by the Lessor will be effective unless it is in writing.

(b)	No Waiver

(i)	The Lessor’s failure to take advantage of any default by the Lessee will not be construed as waiving the default.

(ii)

No custom or practice which evolves between the parties will constitute a waiver or lessen the Lessor’s right to insist upon the Lessee’s strict performance or observance of any provision of this Lease or to exercise any of the Lessor’s other rights.

Acceptance or Demand for Rent Not Waiver

(c)

Regardless of the Lessor’s knowledge at the time, a demand by it for Rent or other money payable under this Lease or the subsequent acceptance of Rent or other money will not constitute a waiver of any earlier default by the Lessee.

21.5	Severance and Read Down

(a)

If, any provision of this Lease or part of a provision of this Lease is or becomes legally ineffective, under the general law or by force of legislation, but would not have such effect if it were read down and, if it is capable of being read down, such provision or part of a provision shall be read down accordingly.

(b)	If, notwithstanding sub clause (a) a provision or part of a provision of this Lease still is or becomes legally ineffective

(i)	if the provision would not have such an effect if a word or words were omitted, that word or those words are hereby severed;

(ii)	in any other case, the whole provision is hereby severed;

and the remainder of this Lease and Schedule shall be of full force and effect.

21.6	Governing Law

This Lease is governed and construed in accordance with the law of the State of Western Australia.

21.7	Lease comprises entire agreement

(a)	It is agreed that this Lease contains the whole of the agreement between the Lessor and the Lessee, relating to the Leased Premises.

(b)

The agreement relating to the Leased Premises does not include any other, collateral or implied, agreement or terms, which are not expressly included or incorporated in this Lease, whether arising through representations preceding this Lease or during negotiations relating to this Lease.

21.8	Goods & Services Tax (GST)

(a)	All base payments (“Base Payments”) specified in this Lease are exclusive of GST.

(b)

If the Lessor is liable under the GST law for the payment of any GST on any Base Payment, the Lessee must pay to the Lessor instead of the amount of the Base Payment, an amount (“the Adjusted Base Payment”) calculated in accordance with the following formula:

ABP	= BP + (BP x R)

Where:	ABP is the Adjusted Payment;
BP is the Payment;
R is the rate of goods and services tax specified in the “A New Tax System (Goods and Services Tax Imposition - General) Act 1999”.

(c)	The Lessee must pay to the Lessor the Adjusted Base Payment calculated under subclause (b) of this clause in the same manner and at the same time as the Lessee is required to pay the Base Payment.

(d)	Any amount to be reimbursed, refunded or repaid by a party under this Lease must not exceed the GST inclusive price paid by the party seeking the reimbursement, refund or repayment.

(e)	For the purpose of this clause, the following words are defined as follows:

(i)	“GST” means a tax that is payable under the GST law and imposed as a goods and services tax by any of the following:

(A)	the A New Tax System (Goods and Services Tax Imposition - General) Act 1999;

(B)	the A New Tax System (Goods and Services Tax imposition - Customs) Act 1999;

(C)	the A new Tax System (Goods and Services Tax Imposition - Excise) Act 1999;

(D)	any regulation related to or promulgated under any of those Acts;

(E)

any amendment, substitutions or alterations to those Acts or regulations or any other Act enacted by any Australian Commonwealth, State or Territorial government which imposes a goods or services tax, a consumption tax, value added tax, turnover tax or any other tax of a like nature,

(ii)	“Base Payment” means any payment required to be made by the Lessee to the Lessor, including but not limited to Rent and outgoing expenses, pursuant to the terms of the Lease.

21.9	Lessor as trustee

If the Lessor holds the Leased Premises as trustee of a trust, the Lessor’s obligations under this Lease only bind the Lessor while the Leased Premises are an asset of that trust and the liability of the Lessor is limited to the net value of the assets held by the Lessor as trustee of that trust.

21.10	Liability of Lessor

Any person who is the Lessor at any time will cease to have any liability to the Lessee in terms of this Lease immediately upon that person ceasing to be the lessor of the Leased Premises.

21.11	Strata Title Lot

Where the Leased Premises at any time comprise the whole or part of a Strata Lot or Strata Title Lots:

(a)	This Lease shall be subject in all respects to all easements rights reservations and powers mentioned in the Strata Titles Act 1985 (WA) as amended ("Strata Titles Act").

(b)

The Lessee and the Lessee's permitted assigns the Lessee's servants employees Lessees occupiers and invitees shall have the right in common with the Lessor and the registered proprietors of all the other strata lots comprised in the strata plan of which the Leased Premises form part and their respective assigns servants employees lessees occupiers and invitees to use the common property comprised in the strata plan subject to the by-laws of the strata company constituted under Section 32 of the Strata Titles Act (“the Strata Company”) and to all rules and regulations made by the Strata Company in relation thereto.

(c)

The Lessee shall comply with all by-laws and all rules and regulations made by the Strata Company pursuant to its by-laws and the provisions of the Act. Where the Leased Premises comprise only part of a strata lot and where such contribution are not separately assessed for the Leased Premises the amount payable shall be the Lessee's proportionate part thereof being the same proportion as the Floor Area of the Leased Premises bears to the Total Lettable Area of the strata lot.

(d)

Neither this Lease nor the Term is affected by any order made by the Supreme Court under Part III of the Strata Titles Act varying the strata scheme or substituting a new strata scheme for or terminating the strata scheme unless the order is for termination of the strata scheme in consequence of the damage or destruction of the Building.

(e)

The Lessor shall use reasonable endeavours to ensure the registration of any Strata Plan or any amendment thereto shall not derogate from or limit the rights and interests granted to the Lessee by this Lease.

(f)

Where any right of power granted to the Lessor or obligation imposed upon the Lessor under this Lease may only be exercised or carried out by the strata company or with the approval of the strata company, then the Lessor has no duty to perform or observe that obligation unless the strata company has given any necessary approval and in the appropriate case, must use reasonable endeavours to ensure that the strata company carries out or observes that obligation.

(g)	The Lessee has no claims or rights against the Lessor in consequence of the exercise by the strata company of any of the strata company’s rights, duties or powers under the Strata Titles Act.

(h)	Unless the context otherwise requires words and expressions defined in the Strata Titles Act shall have the same meanings herein.

(i)

For the purposes of this clause “reasonable endeavours” is limited to the exercise by the Lessor of its voting rights in relation to an act or matter in question and exercising what rights it may have to call a meeting of the strata company.

21.12	Strata Title Consents

In the event that the Lessor gives to the Lessee written notice that it wishes to vary or amend or replace the strata title comprising the property of which the Leased Premises is a part (and the Leased Premises shall comprise a strata lot or strata lots on the Strata Plan) then the Lessee will (at the expense of the Lessor):

(a)

formally consent to such strata titling variation, amendment or replacement and sign such documents as may reasonably be required to evidence such consent and allow or enable the due registration of the same;

(b)

provide such withdrawals of caveat or other instruments as may be required by Landgate in order to effect the said sub division by Application for Titles to issue the subject of any replacement, varied or amended Strata Plan; and

(c)	enter into such Deeds or documentation as may be required to amend this Lease so that the Leased Premises are varied in order to be virtually identical to the Strata Lot or Strata Lots in quantum

PROVIDED ALWAYS that it shall be entitled to object and oppose any by-laws, rules and/or regulations which would unduly hinder the Lessee's business operation.

A new subject to claim caveat to protect the interest of the Lessee shall be lodged over the Title for the strata lot or strata lots comprising the Leased Premises immediately following such Application, the reasonable costs of which shall be paid by the Lessor.

21.13	Car Parking

Car Parking License

(a)

In consideration for the Lessee entering into this Lease the Lessor grant and the Lessee takes a licence for the Lessee to use during the Term and any extensions of the Lease (if the options to renew the Term is properly exercised by the Lessee) the number of car bays as provided in Item 16 of the Reference Schedule.

Conditions of Car Parking License

(b)	The Lessee covenants with the Lessor that in the use of the Car Park bays, the Lessee shall abide by the following provisions:

(i)

The Lessee shall not permit any vehicle of the Lessee or an any employee agent independent contractor licensee or invitee of the Lessee (“the Lessee’s vehicle”) to be washed in or about the Car Park bays or any mechanical work to be carried out thereon except in cases of emergency and only by the Royal Automobile Club or other similar emergency breakdown or repair service or mechanic approved by the Lessor;

(ii)	the Lessee shall ensure that each Lessee’s vehicle is properly parked within the marking of a parking space;

(iii)	the Lessee shall generally have due regard to the legitimate rights and interests of other users of the car parking area;

(iv)	the Lessee must keep and maintain the Car Park bays free from oil and grease stains at all times, at its own cost.

(v)	any rent or license fee payable for the use of the Car Park bays as set out in this Lease is subject to review at the same time as the rent for the Leased Premises is reviewed according to clause 5 of this Lease,

(c)	Liability for Loss

(i)	The Lessor shall not be under any responsibility to the Lessee for any personal injury damage or loss whatsoever which shall occur to or be sustained:

(A)	By the Lessee or any employee agent independent contractor licensee or invitee of the Lessee or any other person in or about the car parking area or the access ways leading thereto or therefrom;

(B)	By any vehicle parked in any Car Park bays or entering or leaving the car parking area;

(C)	As a result of any theft of or from any Lessee’s vehicle;

(ii)	The Lessor shall not be under any responsibility to the Lessee to prevent any third party parking on or about any Car Park or to remove any vehicle which is parked on or about any Car Park.

Allocation of Parking Spaces

(d)

The Lessor reserves the right at any time and from time to time by written notice to the Lessee to allocate reasonable alternative parking spaces whereupon this license shall apply to such alternative parking spaces, in lieu of the Car Parks.

Termination of License

(e)

This car parking license shall automatically determine upon the expiration or sooner determination of the Term and is not assignable by the Lessee save in the assignment of the Lease and the Leased Premises pursuant to the assignment and subletting provisions of clause 12.

22.	SPECIAL CONDITIONS

Application of special conditions

22.1	The special conditions contained in this clause prevail to the extent of any inconsistency over any contrary provisions of this Lease.

22.2	Dispute Resolution

Unless otherwise required under this Lease, the Lessee and the Lessor must negotiate in good faith to resolve any dispute within 14 days after it arises.

Reference Schedule

1.	Lessor:		UNIBELLE PTY LTD (ACN 079 813 531) as security trustee for ITA MANAGEMENT SERVICES PTY LTD (ACN 142 806 280) as trustee for THE SUNSET FUND

7 Truro Place
CITY BEACH WA 6015

Address for notices: As above

2.	Lessee:		PENINSULA ENERGY LTD (ACN 062 409 303)

Unit 17, Level 2, Spectrum Building
100 Railway Road
SUBIACO WA 6008

Address for notices: PO Box 8129, Subiaco East 6008

3.	Guarantee & Security

3.1	Guarantor:		Not applicable

3.2	Guarantor’s net worth		Not applicable

3.3	Bank Guarantee:

Amount of Bank Guarantee: Bank Guarantee in favour of the Lessor for the sum of $231,716.67 being equivalent to nine (9) months’ rent and estimated outgoings but if at any time during the term of the Lease, the sum of $231,716.67 is less than an amount equal to nine (9) months’ rent and estimated outgoings (excluding GST), the Lessor may require the Lessee to increase the amount of the Bank Guarantee accordingly.

Failure to provide a Bank Guarantee for the increased amount within fourteen (14) days of a request duly made, will be a Default for the purposes of clause 17.

4.	Leased Premises:		Unit 17/100 Railway Road, Daglish, Western Australia as marked on the plan annexed to this Lease, being part of:
Lot 17 on Plan 52698 being the whole of Certificate of Title Volume 2670 Folio 298

5.	Lessor’s Fixtures:		As per attached Annexure A

6.	Term of Lease:		5 years

	Commencement Date:		Commencement Date will coincide with the Settlement Date for the purchase of the Leased Premises or on 31 July 2013 whichever is later.

7.	Option Terms:

7.1	1st Term of Renewal		5 years
7.2	2nd Term of Renewal		Not applicable

8.	Rent		$259,545 per annum inclusive of GST of $23,595.00 payable at $21,628.75 per calendar month inclusive of GST of $1,966.25.

9.	Outgoings and expenses in relation to the Leased Premises:		Outgoings and expenses include the following costs:
		i.	Quarterly administration/sinking levy.
		ii.	Annual city of Subiaco general rates, waste service,
emergency services levy;
		iii.	Annual water corporation service charge;

		iv.	Property management fees.

9.1	Payable by Lessee:	The Lessee must pay the outgoings and expenses specified above and in addition the following:

(Whether directly by the Lessee to the supplier or payable by way of		i.	Interest charges on outstanding rates and taxes (if incurred due to late or delayed payment by the Tenant).
reimbursement to the Lessor).		ii.	Water consumption;
		iii.	Cleaning, including window and rubbish removal;
		iv.	Grounds repairs and maintenance;
		v.	Building repairs and maintenance;
		vi.	Building insurance;
		vii.	Plate glass insurance and public liability insurance (to a minimum of $20,000,000 for any one event);
		viii.	Security for the Leased Premises;
		ix.	Toilet requisites;
		x.	Hot water system running and maintenance (excluding repairs and replacement of units);
		xi.	Electricity and gas and telecommunications services consumed in the premises;
		xii.	Air conditioning running and maintenance (excluding repairs and replacements of units);
		xiii.	All policies of insurance required to be taken out by the Lessor or the Lessee under clause 15 of this Lease;
		xiv.	Strata fees and levies.

9.2	Payable by Lessor:	Nil

10.	CPI Review:	Not applicable

10.1	CPI Increase Numeral (“N”):	(For example if N = 3 then the rent increase is CPI + 3%)

10.2	CPI Review Dates:	Not applicable

11.	Market Review Dates:	Year 2018

Rent for any market review will be either the Market Rent as reviewed or a 5% increase of current rent whichever shall be higher.

12.	Mixed Percentage Increase:

12.1	Numeral (“P”)	105
(For example if P = 103.5 then the rent increase is 3.5% each year)

12.2	Review Dates:	Years 2014, 2015, 2016, 2017, 2019, 2020, 2021 and 2022

13.	Other Rent Review Method:	Not applicable

14.	Rate of Interest:

The percentage rate of interest charged by the Lessor’s bankers for unsecured overdrafts of $100,000 plus 3 percentage points at the date for payment of any money and, in the absence of any manifest error, a written statement by the Lessor’s bank will be conclusive evidence of the rate.

15.	Use of Premises:	Office premises.

	Approved Trading Name:	Peninsula Energy Ltd and its subsidiaries, Quest Petroleum NL and its subsidiaries or any other trading name approved in writing by the Lessor.

16.	Car Parking

16.1	No of bays:	10 car parking bays

16.2	Rent:	$33,000 per annum inclusive of GST of $3,000 along with the rental

Execution page

Executed for and on behalf of	)
UNIBELLE PTY LTD (ACN 079 813 531) as Trustee	)
by the authority of its Directors and	)
in accordance with s127 of the	)
Corporations Act 2001, by:	)

Director Signature	Director/Secretary Signature

Director Name	Director/Secretary Name

Executed for and on behalf of	)
PENINSULA ENERGY LTD (ACN 062 409 303))
by the authority of its Directors and	)
in accordance with s127 of the	)
Corporations Act 2001, by:	)

Director Signature	Director/Secretary Signature

Director Name	Director/Secretary Name

The Consent to this lease of the Lessor’s Mortgagee [ ]
is hereby granted by:

Name of Bank Officer

Office of Bank Officer

ANNEXURE A
LESSOR’S FIXTURES

Office Layout Plan	Suite 17, 100 Railway Road, Subiaco

Alarm	Yes to remain
Partitions	Yes all partitions to remain
Reception / Waiting	Built in reception desk and various cabinets to remain
Lunch	Lunch bench and built in kitchenette to remain
Boardroom	Panasonic panaboard and built in cabinets situated along the northern perimeter wall to remain
Office	(Located next to the open plan area) – comprises a built in desk and cabinets to remain
Office	(Located between the boardroom and office 1) – comprises a built in desk and cabinetry to remain
Office 1	Built in desk and cabinetry to remain
Office 2	Built in desk and cabinetry to remain
Office 3	Built in desk and cabinetry to remain
Directors Office 4	Built in desk and cabinetry to remain
Office 5	Built in desk and cabinetry to remain
Office 6	Built in desk and cabinetry to remain
Office 7	Built in desk and cabinetry to remain
Office 8	Built in desk and cabinetry to remain
Office 9	Built in desk and cabinetry to remain
Meeting	Cabinets situated on the eastern boundary to remain
Utility /Store	Various built in cabinets situated along the western and eastern boundary to remain
2 x open plan areas	Built in open plan work stations and cabinets to remain
Fire escape door	Built in cupboard space situated next to the fire escape door to remain
IT Cabling	Yes to remain

OFFICE LAYOUT